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                                                                     EXHIBIT (4)

                        OPERATING AGREEMENT FOR PROGRAM A



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                           COMPANY OPERATING AGREEMENT

                                       of

              WOLVERINE ENERGY 98-99(A) DEVELOPMENT COMPANY, L.L.C.


     This OPERATING AGREEMENT (the "Agreement") is made as of September 4, 1998, by Wolverine Energy, L.L.C., a Michigan limited liability company, which, with its successor(s) as trustee(s) and managing Interestholder(s) under this Agreement, is referred as the "Manager," and Gary L. Foltz as the Initial Investor Member under this Agreement.


                              W I T N E S S E T H:

     WHEREAS, the Manager wishes to organize the WOLVERINE ENERGY 98-99(A) DEVELOPMENT COMPANY, L.L.C. (the "Company") as a limited liability company under the Michigan Limited Liability Company Act pursuant to Sections 451.1101 to
451.2200 of the Michigan Compiled Laws, as the same may be amended from time to time (the "Michigan Act"), to provide for the management of the Company by the Manager, and to provide for the sale of interests in the Company, the operation of the Company and the rights and obligations of the owners of interests; and

     WHEREAS, Articles of Organization (the "Articles") shall be filed by the
Manager on                     , 199 , with the State of Michigan Department of
Consumer and Industry Services in accordance with the Michigan Act, to form the Company as a statutory limited liability company under the Michigan Act;


                                    ARTICLE 1

                             ORGANIZATION AND POWERS

     1.1 COMPANY ESTATE; NAME. It is the intention of the parties hereto that the Company constitute a limited liability company under the Michigan Act and that this Agreement constitute the governing instrument of such limited liability company. The Company created hereby shall be designated as "Wolverine Energy 98-99(A) Development Company, L.L.C.," which name shall refer to the Company and which shall not refer to the Manager or the officers, agents, managing shareholders or beneficial owners of the Manager or the Company, and in which name the Manager may conduct the business of the Company, make and execute contracts, instruments and other documents on behalf of the Company and sue and be sued. The Manager shall, to the extent possible, conduct all business and execute all documents relating to the Company in the name of the Company. The Manager may conduct the business of the Company or hold its property in trust under other names as necessary to comply with law or to further the affairs of the Company as it deems advisable in its sole discretion. This Agreement, the Articles and any other documents, and any amendments of any of the foregoing, required by law or appropriate, shall be recorded in all offices or jurisdictions where the Company shall determine such recording to be necessary or advisable for the conduct of the business of the Company.


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     1.2 COMPANY PURPOSE. The primary purpose of the Company is to acquire working interests and/or similar interests in natural gas Properties in the Devonian shale formation, particularly those which are within the Antrim shale play in Michigan, and to participate in the drilling, completion and operation of development natural gas wells on such Properties and in the acquisition, construction, reconstruction, operation and management of natural gas transmission systems, all of the foregoing in such manner as the Manager shall designate. The general purpose of the Company shall be to acquire interests of whatever type the Manager shall determine in Properties located within the Continental United States. The Company shall have the power to perform any and all acts and activities with respect to its primary or general purpose that are customary or incident thereto including, by way of illustration and not limitation, the acquisition, exploration, development, management, administration and disposition of such properties as the Company shall designate and the production and the marketing of the products therefrom. The Company may engage in natural gas operations with others when, in the judgment of the Manager, it is prudent and desirable under the circumstances. In any such operations, the Company may acquire, own, hold and develop leases, either as principal, agent, partner, syndicate member, associate, joint venturer or otherwise and may invest funds in any such business, and may do any and all things necessary or incidental to the conduct of any such activities.

     1.3 RELATIONSHIP AMONG INTERESTHOLDERS; NO PARTNERSHIP. As among the Company, the Manager, the Interestholders and the employees and agents of the Company, a limited liability company and not a partnership is created by this Agreement irrespective of whether any different status may be held to exist as far as others are concerned or for tax purposes or in any other respect. The Interestholders hold only the relationship of owners of equity interests in the Company to the Company and the Manager with only such rights as are conferred on them by the Michigan Act, the Articles and this Agreement.

     1.4 ORGANIZATION ARTICLES. The Manager shall cause to be executed and filed
(a) the Articles, (b) such certificates as may be required by so-called "assumed name" laws in each jurisdiction, including, but not limited to, Michigan, in which the Company has a place of business, (c) all such other certificates, notices, statements or other instruments required by law or appropriate for the formation and operation of a Michigan limited liability company in all jurisdictions where the Company may elect to do business, and (d) any amendments of any of the foregoing required by law or appropriate.

     1.5 PRINCIPAL PLACE OF BUSINESS. The resident office and principal place of business of the Company shall be 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48823, or such other place as the Manager may from time to time designate by notice to all Investor Interestholders. The Company may maintain such other offices at such other places as the Company may determine to be in the best interests of the Company.

     1.6 SUBSCRIPTION AND ADMISSION OF INVESTOR INTERESTHOLDERS.

          (a) The Company shall have the unrestricted right at all times prior to the Termination Date (as defined in Article 2 hereof) to admit to the Company such Investor Interestholders in conformity with the Prospectus as it may deem advisable, provided the aggregate subscriptions received for Aggregate Capital Contributions of the Investor Interestholders and accepted by the Company do not exceed $15,000,000 less the aggregate amount of capital contributions received from Investor Interestholder in the preceding


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Companies described in the Prospectus, but may not be increased beyond that amount at any time.

          (b) Each person who or which subscribes for Interests of the Company, intending to become an Investor Interestholder of the Company, shall execute a Signature Page and Power of Attorney and thereby agree to the terms of the Subscription Agreement and this Agreement and shall be bound by each, and shall make such Capital Contribution to the Company as subscribed for by such person. Subject to the acceptance thereof by the Manager, each such subscriber shall be admitted to the Company as an Investor Interestholder. All funds received from such subscriptions will be deposited in the Company's name in an interest-bearing escrow account at a commercial bank until subscriptions in the amount of at least $300,000 have been received and collections on instruments have been successfully completed.

          (c) If, by the close of business on the Termination Date, Investor Interestholder Interests representing Aggregate Capital Contributions in the aggregate amount of at least $300,000 have not been sold or if the Manager withdraws the offering of Investor Interestholder Interests in accordance with the terms of the Prospectus, the Subscription Agreement and this Agreement, the Company shall be immediately dissolved at the expense of the Manager and all subscription funds shall be forthwith returned to the respective subscribers together with the net interest earned thereon.

          (d) In all events, interest actually earned on subscription funds held in escrow shall be paid to subscribers for Investor Interestholder Interests, PRO RATA, regardless of whether their subscriptions for such Interests are accepted. As soon after the Termination Date as practicable, the Company shall advise each Investor Interestholder of the Termination Date and the aggregate amount of Aggregate Capital Contributions made by all Investor Interestholders and pay such net interest as has been earned on such subscriptions while held in escrow to all subscribers for Investor Interestholder Interests.

          (e) The full cash price for Investor Interestholder Interests must be paid to the Company at the time of subscription.

     1.7 TERM OF THE COMPANY. For all purposes, this Agreement shall be effective on and after the date hereof and the Company shall continue in existence until December 31, 2035, at which time the Company shall be dissolved unless sooner dissolved under any other provision of this Agreement.

     1.8 POWERS OF THE COMPANY. Without limiting any powers granted to the Company under this Agreement or applicable law, the Company shall have, in addition to all powers necessary, implied or incident to the Company purpose as described in Section 1.2 hereof, the following additional powers;

          (a) To borrow money or to loan money and to pledge, mortgage or otherwise encumber any and all Company Property and to execute conveyances, mortgages, security agreements, assignments and any other contract or agreement deemed by the Manager to be proper and in furtherance of the Company's purposes and affecting the Company or any Company Property;

          (b) To pay all indebtedness, taxes and assessments due or to become due with regard to Company Property and to give or receive notices,


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reports or other communications arising out of or in connection with the
Company's business or Company Property;

          (c) To collect all monies due the Company;

          (d) To establish, maintain and supervise the deposit of funds or Company Property into and the withdrawals of the same from Company bank accounts or securities accounts;

          (e) To employ accountants to prepare required tax returns and provide other professional services and to pay their fees as a Company expense;

          (f) To make any election relating to adjustments in basis on behalf of the Company or the Interestholders which is or may be permitted under the Code, particularly with respect to Sections 743 and 754 of the Code;

          (g) To employ legal counsel for Company purposes and to pay their fees and expenses as a Company expense;

          (h) To conduct the affairs of the Company with the general objective of achieving distributable income from the Company Property;

          (i) To prepare or commission reports of the value of Company Property or the natural gas reserves thereon and to pay the costs of such reports as a Company expense; and

          (j) To sell, relinquish, release, "farm-out," or otherwise dispose of or deal with any producing or non-producing leases, leasehold interests, undivided interests therein or contractual rights to acquire such interests which in the Manager's judgment should be sold, released, "farmed-out," relinquished or otherwise disposed of or dealt with, for such consideration or without consideration as the Manager deems proper.

     1.9 TITLE TO COMPANY PROPERTY. Title to all of the Company Property shall be vested in the Company until the Company and this Agreement are terminated pursuant to Article 14 hereof; PROVIDED, HOWEVER, that if the laws of any jurisdiction require that title to all or any portion of any Company Property be vested in a trustee of the Company, then title to that part of the Company Property shall be deemed to be vested in the Manager or any co-trustee, as the case may be, appointed pursuant to Section 15.7 hereof.


                                    ARTICLE 2

                                   DEFINITIONS

     The following terms, whenever used herein, shall have the meanings assigned to them in this Article 2 unless the context indicates otherwise. References to sections and articles without further qualification denote sections and articles of this Agreement. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires, and the terms "person" and "he" and their derivations whenever used herein shall include natural persons and entities, including, without limitation, corporations, partnerships and trusts, unless the context indicates otherwise.

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     "Act" - The Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

     "Additional Development Well" - With respect to any Property in which the Company owns a Working Interest, any well (other than an Initial Well) drilled on such property, which well is located within the proven area of a known oil or gas reservoir to the depth of the stratigraphic horizon known to be productive.

     "Additional Well" - Any well (other than an Initial Well) in which the Company participates as the owner of a Working Interest.

     "Adjusted Capital Account" - An Interestholder's Capital Account at any time (determined before any allocations for the current fiscal period) (a) increased by (i) the amount of the Interestholder's share of partnership minimum gain (as defined in Regulation Section 1.704-2(d)) at such time, (ii) the amount of the Interestholder's share of the minimum gain attributable to partner non-recourse debt (as defined in Regulation Section 1.704-2(b)(4)) and (iii) the amount of the deficit balance in the Interestholder's Capital Account which the Interestholder is obligated to restore under Regulation Section 1.704-1(b)(2)(ii)(c), if any, and (b) decreased by reasonably expected adjustments, allocations and distributions described in Regulation Sections 1.704-1 (b)(2)(ii)(d)(4), (5) and (6) (taking into account the adjustments required by Regulation Sections 1.704-2(g)(ii) and 1.704-2(i)(5)).

     "Affiliate" - An "affiliate" of, or person "affiliated" with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     "Aggregate Capital Contributions" - The aggregate capital contributions of the Investor Interestholders in payment of the purchase price of one or more whole or fractional Interests (inclusive of the amount of any fee or other compensation waived by the Company or the Manager or the amount by which the Soliciting Dealer Commission paid pursuant to Section 9.5 hereof to any Soliciting Dealer is less than 8% of the Capital Contribution of the corresponding Investor Interestholder) plus any amounts contributed by the Manager pursuant to Section 14.7 hereof.

     "Aggregate Net Capital Contributions" - The Aggregate Capital Contributions of the Investor Interestholders and the Manager pursuant to Article 5 hereof, less each Investor Interestholder's PRO RATA portion of the expenses described in Sections 9.5 and 9.6 hereof, less the sum of all distributions pursuant to Sections 8.1(b) and 8.1(c) hereof.

     "Agreement" - This Operating Agreement of the Company, as amended or otherwise modified from time to time.

     "Articles" - The Articles of Organization of the Company, as amended from time to time.

     "Capital Account" - The dollar amount reflecting a Interestholder's capital interest in the Company from time to time, computed in accordance with Sections
6.1 and 6.2 hereof.

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     "Capital Contribution" - Each Contributing Interestholder's "Initial
Capital Contribution" shall be equal to such Contributing Interestholder's initial capital contribution (i.e., the subscription amount for each Investor Interestholder and the Manager's Contribution for the Manager).

     "Cause", when used in connection with the removal of the Manager by a Majority of the Investor Interestholders, shall mean, (i) breach of its fiduciary obligations to the Company, subject to Section 3.5(c) hereof, (ii) actual fraud upon the Investor Interestholders, (iii) a material misrepresentation herein or in the Prospectus, or (iv) a material and continuing failure to perform its obligations to the Company hereunder.

     "Code" - The Internal Revenue Code of 1986, as amended from time to time.

     "Company" - The Michigan statutory limited liability company created and existing pursuant to this Agreement, designated as "Wolverine 98-99(A) Antrim Development Company. L.L.C."

     "Company Property" - All property contributed to, owned or otherwise acquired by the Company as part of the Company's assets under this Agreement.

     "Completion" or "Completion Attempt" - As to any wells, all of the operations conducted after drilling, testing and establishing the well as a producer of natural gas in commercial quantities, including casing, cementing, full testing for production and installation of all equipment such as meters, pumps, gauges, flowlines, tanks, separators and dehydration facilities necessary to produce and market gas, including plugging and abandoning if the Completion Attempt is not successful.

     "Contributing Interestholders" - Each of the Investor Interestholders, to the extent of and in proportion to their individual capital contributions, and the Manager to the extent of the Manager's Contribution only.

     "Direct Costs" - The direct costs and expenses incurred by the Company in the ordinary course of its business which are not routine or recurring expenses or the benefits of which accrue directly to the Company and are not shared with other entities affiliated with the Manager. Such expenses include legal, accounting, engineering and consulting expenses and regulatory reporting costs. Such expenses do not include the customary, routine and necessary costs incurred by the Manager which are associated with or attributable to administration of the business of the Company.

     "Escrow Date" - The later of the date on which the Company accepts the subscription for the three hundredth Investor Interestholder Interest sold in the initial offering to Investor Interestholders and the date on which the Company has deposited at least $300,000 in collected funds in escrow under
Section 1.6(b) hereof.

     "Initial Well" - Any well drilled on property in which the Company participates as the owner of a Working Interest which is acquired with the funds received by the Company as Aggregate Capital Contributions, which well is located within the proven area of a known oil or gas reservoir to the depth of the stratigraphic horizon known to be productive, including the completion facilities relating to that well, such as production platforms, production equipment, flowlines and pipelines to connect the well to an interstate sales pipeline.

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     "Interest" - An Investor Interestholder Interest or a Manager Interest.

     "Interestholder" - An owner of record of one or more Interests, including the Investor Interestholders with respect to Investor Interestholder Interests and the Manager with respect to the Manager Interests and any Investor Interestholder Interests acquired by it.

     "Investor" - Each Investor Interestholder and the Manager with respect to and to the extent of the Manager's Investment Interest.

     "Investor Interestholder" - A subscriber for Investor Interestholder Interests (including the Manager or its affiliates solely with respect to Interests acquired by them which are not Manager Interests) whose subscription is accepted by the Company and who or which is admitted as a member in accordance with Section 1.6 hereof.

     "Investor Interestholder Interest" - A beneficial interest in the Company representing an Initial Capital Contribution of $1,000, issued pursuant to
Section 1.6 hereof in a public offering conducted pursuant to and in accordance with the terms of the Prospectus.

     "Liquidation" - Either (a) the earlier of (i) the date upon which the Company is terminated under Code Section 708(b)(1), or (ii) the date upon which the Company ceases to be a going concern, or (b) as otherwise defined Section 1.704-1(g) of the Regulations.

     "Losses" - Defined at "Profits or Losses."

     "Majority" - When used with respect to any consent or approval to be given or decision to be made or action taken by the Investor Interestholders, a majority in interest of all the then current Investor Interestholders. Such majority, or any lesser or greater interest prescribed herein, shall be calculated based upon the total amount of the Aggregate Capital Contributions. Investor Interestholder Interests created under Section 12.9 shall not be included in the computation.

     "Manager" - Wolverine Energy, L.L.C., a Michigan limited liability company having its principal office at 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48823, which is the initial Manager and any substitute or different Manager as may subsequently be created under the terms of this Agreement.

     "Manager Contribution" - The capital contribution required to be made to the Company by the Manager as provided in Section 5.4 hereof.

     "Manager's Investment Interest" - Interests in the Company that represent the beneficial interests of the Manager with respect to the Manager Contribution, representing a Capital Contribution in an amount equal to 5% of the Aggregate Capital Contributions of the Investor Interestholders acquired pursuant to Section 5.4 hereof, and having the same rights and interests of the Investor Interestholder Interests.

      "Manager's Promoted Interest" - Interests in the Company that represent the beneficial interests and management rights of the Manager, as described in
Section 12.9 hereof.

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     "Managing Person" - Any of the following: (a) an officer or agent of the
Company, the Manager and each Affiliate of the Manager, and (b) any of the directors, officers and agents of organizations named in (a) when acting for the Manager or its Affiliates on behalf of the Company.

     "Michigan Act" - The Michigan Limited Liability Company Act, Section
451.1101 of the Michigan Compiled Laws, ET SEQ., as the same may be amended from time to time and any successor to such statute.

     "Net Capital Contributions" - The Aggregate Capital Contributions of the Interestholders pursuant to Article 5 hereof, less the Investor Interestholder's allocable portion of the expenses described in Sections 9.2, 9.4, 9.5 and 9.6 hereof, less the sum of all distributions pursuant to Sections 8.1(a) and 8.1(b) hereof.

     "Net Cash Flow" - The total gross receipts of the Company, less corresponding cash operating expenses, all other cash expenditures of the Company and reasonable reserves as determined by the Manager to cover anticipated Company expenses. For purposes of determining Net Cash Flow, gross receipts shall mean revenues from any source whatsoever, including, but not limited to, revenues from sales of gas produced from wells on Company Property and any proceeds from the sale, exchange, financing or refinancing of Company Property, but excluding any Aggregate Capital Contributions of the Interestholders.

     "Participating Investor" - An Investor Interestholder who or which has made the election provided in Section 11.6 to assume personal liability for the Special Obligations of the Company and waive limited liability with respect to such Special Obligations, but only for so long as such Investor Interestholder does not terminate or reverse such election.

     "Profits or Losses" - For a given fiscal period, an amount equal to the Company's taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, expense, loss, deduction or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition and any income and gain described in Regulation
     Section 1.704-1(b)(2)(iv)(i)(1) shall be added to such taxable income or loss;

          (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1 (b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

          (c) in the event of a distribution in kind under Section 8.2, the amount of any unrealized gain or loss deemed to have been realized on the property distributed shall be added or subtracted from such taxable income or loss, as the case may be; and

          (d) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 4.1, 4.5, 4.6,


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     4.7 and 7.4 shall not be taken into account in computing Profits or Losses.

     "Properties" - Interests in mineral and other subsurface rights in parcels of real property, which may be evidenced by mineral leaseholds in such parcels or other similar property interests under applicable law which have been granted by the fee owners thereof and which provide, INTER ALIA, that the grantee of such leasehold or other similar property interest may explore for and develop reserves of minerals underlying such parcel of real property, shall acquire ownership of such reserves if any are discovered and may occupy such parcel of real property to the extent necessary to explore for, develop and extract such minerals, in exchange for the payment to the grantor of a portion of the minerals so extracted, whether in kind or from the proceeds of the sale thereof by the grantee.

     "Prospectus" - The Prospectus dated December 4, 1998, of the Company, together with the Supplement thereto with respect to the Company, to which this Agreement is Appendix I.

     "Regulation" - A final, temporary or proposed Treasury regulation promulgated under the Code.

     "Residual Operating Cash Flow" - Revenues from sales of production reduced by operating expenses charged by the Operator(s) to the Company's working interest(s), the Administrative Cost Allowance and Direct Costs for such period and the establishment or increase of such cash reserves as the Manager shall deem prudent for the Company to maintain under the circumstances.

     "Selling Agreement" - An agreement, in form and content approved by the Manager on behalf of the Company, pursuant to which a Soliciting Dealer acts as non-exclusive agent of the Company to offer and sell Investor Interestholder Interests to persons who or which satisfy the suitability standards established by the Manager in a public offering which is registered under the Act and the securities regulatory statutes of the states in which such offers and sales are conducted.

     "Simulated Depletion Deductions" - The simulated or actual depletion allowance computed by the Company with respect to its oil and gas properties pursuant to Regulations Section 1.704-1(b)(2)(iv)(k). In computing such amounts, the Company shall have complete and absolute discretion to make any and all permissible elections.

     "Simulated Gains" and "Simulated Losses" - Respectively, the simulated gains or simulated losses computed by the Company with respect to its oil and gas properties pursuant to Regulations Section 1.704-1 (b)(2)(iv)(k). In computing such amounts, the Company shall have complete and absolute discretion to make any and all permissible elections.

     "Soliciting Dealer" - Any NASD-member securities broker/dealer which is registered as such under Section 15 of the Securities Exchange Act of 1934, as amended, and by the securities regulatory authority of each state in which it conducts any securities-related business, and which executes a Selling Agreement with the Company and participates as a selling broker/dealer with respect to Investor Interestholder Interests.

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     "Special Obligations" - With respect to each Initial Well or Additional
Development Well, the obligations of the Company of whatever type or description arising solely out of or in connection with its ownership of working shares in such Initial Well or Additional Development Well, including but not limited to the obligation to pay the costs of acquisition of the Company's share in such Initial Well or Additional Development Well, the drilling and completion of such Initial Well or Additional Development Well, to pay the Company's share of the costs of Facilities, including Facilities not currently contemplated by the Operators or the Manager, and tort liabilities for personal injury or environmental damage with respect to such Initial Well or Additional Development Well.

     "Subscription Agreement" - The subscription agreement (in substantially the form which is attached to the Prospectus as Appendix III or such other form as the Manager may prescribe or approve) which each prospective Investor Interestholder must enter into with the Company through the execution of a Signature Page and Power of Attorney in order to subscribe for Investor Interestholder Interests.

     "Termination Date" - 150 days following the date of the Prospectus (which may be extended, in the sole discretion of the Manager, to not later than December 31, 1999), or an earlier date determined by the Company in its discretion as follows:

          (a) The Company may designate any date between the Escrow Date and December 31, 1999, inclusive, as the Termination Date.

          (b) If the Company elects as provided in Section 1.6 hereof to withdraw the offering of Investor Interestholder Interests, the Termination Date is the date of that election.

     "Working Interest" - A Working Interest is an interest under an oil and natural gas lease which carries with it the obligation to pay the costs of such operation. The holders of the entire Working Interest bear 100% of the costs of exploring, drilling, developing and operating the lease and are entitled to receive revenues derived from oil and natural gas production on such lease which remain after deduction of the cost of processing, transporting and marketing such oil and natural gas, royalty and overriding royalty interest payments and other burdens on production.

                                    ARTICLE 3

                   LIABILITIES OF MANAGER AND INTERESTHOLDERS

     3.1 LIABILITY AND OBLIGATIONS OF MANAGER.

          (a) To the fullest extent permitted by the Michigan Act, the Manager shall not be personally liable to any person other than the Company and its Interestholders for any act or omission of the Manager or any obligation of the Company incurred by the Manager in its capacity as manager. The Company shall be directly liable for the payment or satisfaction of all obligations and liabilities of the Company incurred by the Manager and the officers and agents of the Company within their authority.

          (b) The Manager, as manager, may be made party to any action, suit or proceeding to enforce an obligation, liability or right of the Company, but it shall not solely on account thereof be liable separate from


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the Company and it shall be a party in that case only insofar as may be necessary to enable such obligation or liability to be enforced against the Company.

     3.2 LIABILITY OF INVESTOR INTERESTHOLDERS IN GENERAL. Except as specifically provided in Section 3.3 hereof, no Investor Interestholder in his capacity as an Investor Interestholder shall have any liability for the debts and obligations of the Company in any amount beyond the unpaid amount, if any, of the Capital Contributions subscribed for by him. Except as specifically provided in Section 3.3 hereof, each Investor Interestholder in his capacity as an Investor Interestholder shall have the limitation on his liability for the Company's acts, debts and obligations that are described in Section 501(2) of the Michigan Act.

     3.3 LIABILITY OF PARTICIPATING INVESTOR INTERESTHOLDERS. With respect to any Initial Well or Additional Development Well, each Participating Investor Interestholder, in his capacity as a Participating Investor Interestholder and after he elects and for so long as he does not terminate his election to assume liability for Special Obligations pursuant to and in accordance with Section
11.6 with respect to such well, shall be jointly and severally liable with the Manager and each other Participating Investor Interestholder for any Special Obligation of the Company with respect to such well incurred during such period, notwithstanding that such Special Obligation may be asserted against the Company and/or such Investor Interestholder at any other time. The intent of this
Section 3.3 is to qualify Participating Investor Interestholders for the exclusion contained in Section 469(c)(3) of the Code or any successor provision from the passive activity rules of the Code with respect to any one or more Initial Wells or Additional Development Wells, with respect to tax items attributable to Company expenditures which constitute Special Obligations derived from Initial Wells or Additional Development Wells, and this Section 3.3 shall be interpreted to achieve that result.

     3.4 LIABILITY OF INVESTOR INTERESTHOLDERS TO MANAGER, COMPANY AND INTERESTHOLDERS. Except to the extent that Participating Investor
Interestholders are liable for Special Obligations under Section 3.3, no Investor Interestholder in his capacity as an Investor Interestholder shall be liable, responsible or accountable in damages or otherwise to any Interestholder, the Manager or the Company for any claim, demand, liability, cost, damage and cause of action of any nature whatsoever that arises out of or that is incidental to the management of the Company's affairs.

     3.5 LIABILITY OF MANAGING PERSONS TO COMPANY AND INTERESTHOLDERS. (a) The Managing Persons shall have no liability to the Company or to any other Interestholder for any loss suffered by the Company that arises out of any Action or inaction of those Managing Persons if those Managing Persons, in good faith, determined that such course of conduct was in the Company's best interest and such course of conduct was within the scope of this Agreement and did not constitute negligence or misconduct of the Managing Persons involved.

          (b) No act of the Company shall be affected or invalidated by the fact that a Managing Person may be a party to or has an interest in any contract or transaction of the Company if the interest of the Managing Person has been disclosed or is known to the Interestholders.

          (c) To the fullest extent permitted by law and notwithstanding any provision of this Agreement, the Company shall not be liable to any Interestholder nor shall any Managing Person be considered to have breached any fiduciary duty of loyalty to the Company or any Interestholder as the result of any of the following:

               (1) The retention of a Managing Person as a consultant, agent or adviser to an enterprise in which the Company has an interest;

               (2) The ownership by a Managing Person of debt, equity or other interests in a venture in which the Company owns or may in the future own an interest or the organization, operation or advising of or the ownership of interests in any entity that may participate in such venture, whether or not the interests of the Managing Person are on terms more or less favorable than those afforded the Company;

               (3) The participation by a Managing Person or any entity organized or advised by it in a venture in lieu of the Company's participation or increasing its participation in the venture, whether or not the terms afforded to the Managing Person are more or less favorable than those afforded the Company;

               (4) Any transactions with Managing Persons or entities in which they have an interest, whether or not the terms of those transactions are determined by costs to the Managing Persons or entities, independent appraisals or comparable third party transactions; or

               (5) Any other conflict of interest or conflicting duty described in the Prospectus or this Agreement.

This Section 3.5(c) does not relieve any Managing Person from any duty to exercise appropriate business judgment or care (but which shall not be enhanced by any duty of loyalty), which duty of judgment or care shall be governed by the other provisions of this Agreement, but the taking of any action described in any portion of this Section 3.5(c) shall not in and of itself be considered failure to exercise appropriate judgment or to take the appropriate level of care.

     3.6 INDEMNIFICATION OF MANAGING PERSONS.

          (a) Each Managing Person shall be indemnified from the Company Property against any losses, liabilities, judgments, expenses and amounts paid in settlement of any claims sustained by him in connection with the Company or claims by the Company, in right of the Company or by or in right of any Interestholders, if the Managing Person would not be liable under the standards of Section 3.5. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Managing Person charged did not act in good faith and in a manner that he reasonably believed was in the Company's best interests. To the extent that any Managing Person is successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify that Managing Person against the expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

          (b) Notwithstanding the foregoing, no Managing Person nor any broker-dealer shall be indemnified, nor shall expenses be advanced on its


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

behalf, for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) those claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee. In any claim for federal or state securities law violations, the party seeking indemnification shall place before the court the positions of the Securities and Exchange Commission, the Massachusetts Securities Division and other state securities administrators to the extent required by them with respect to the issue of indemnification for securities law violations.

          (c) The Company shall not incur the cost of that portion of any insurance, other than public liability insurance, that insures any person against any liability for which indemnification hereunder is prohibited.

     3.7 GENERAL PROVISIONS. The following provisions apply to all rights of indemnification and advances of expenses under this Agreement and all liabilities described in this Article 3:

          (a) Expenses, including attorneys' fees, incurred by a Managing Person in defending any action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by the recipient to repay such amount if it shall ultimately be determined that it is not entitled to be indemnified by the Company under this Agreement or otherwise.

          (b) Rights to indemnification and advances of expenses under this Agreement are not exclusive of any other rights to indemnification or advances to which a Managing Person may be entitled, both as to action in a representative capacity or as to action in another capacity taken while representing another.

          (c) Each Managing Person shall be entitled to rely upon the opinion or advice of or any statement or computation by any counsel, engineer, accountant, investment banker or other person which he believes to be within such person's professional or expert competence. In so doing, he will be deemed to be acting in good faith and with the requisite degree of care unless he has actual knowledge concerning the matter in question that would cause such reliance to be unwarranted.

     3.8 DEALINGS WITH COMPANY. With regard to all rights of the Company and all actions to be taken on its behalf, the Company and not the Manager, nor the Company's officers and agents, nor the Investor Interestholders, shall be the principal and the Company shall be entitled as such to the extent permitted by law to enforce the same, collect damages and take all other action. All agreements, obligations and actions of the Company shall be executed or taken in the name of the Company, by an appropriate nominee, or by the Manager as trustee but not in its individual capacity and every note, bond, contract or other undertaking shall include a recitation limiting the obligations represented thereby to the assets of the Company. Money may be paid and property delivered to any duly authorized employee or agent of the Company who may provide receipt therefor in the name of the Company and no person dealing in good faith thereby shall be bound to see to the application of any moneys so paid or property so delivered. No entity whose


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

securities are held by the Company shall be affected by notice of such fact or be bound to see to the execution of the Company or to ascertain whether any transfer of its securities by or to the Company or the Manager is authorized.

     3.9 NO INDEMNIFICATION OF PARTICIPATING INVESTOR INTERESTHOLDERS. The Company shall not indemnify Investor Interestholders who elect to become Participating Investor Interestholders pursuant to Section 11.6 for any liability with respect to or in connection with any Special Obligation, notwithstanding that liability for such may be asserted against such Investor Interestholder at a time when he is not a Participating Investor Interestholder.

                                    ARTICLE 4

                          ALLOCATION OF PROFIT AND LOSS

     4.1 INITIAL ALLOCATIONS WITH RESPECT TO CAPITAL CONTRIBUTIONS. All tax items attributable to expenditures of Aggregate Capital Contributions on Properties shall be specially allocated as provided in Section 4.4 hereof. All net income attributable to the temporary investment of the Aggregate Capital Contributions until and through the dates on which the Aggregate Capital Contributions are applied to the Company's business shall be specially allocated 100% to the Investor Interestholders and 0% to the Manager.

     4.2  ALLOCATION OF PROFITS AND LOSSES FROM OPERATIONS.

          (a) First, Profits shall be allocated, PRO RATA, to the extent of any negative balance in the Manager's or Investor Interestholders' Adjusted Capital Accounts.

          (b) After giving effect to the provisions of Sections 4.1, 4.4, 4.6,
4.7 and 7.4, Profits for any fiscal period shall be allocated to the Investors (including the Manager with respect to the Manager's Investment Interest) and the Manager, respectively, in the same proportions as Cash Flow for the corresponding period is distributed pursuant to Section 8.1(a) hereof.

          (c)  Profits remaining after the allocations in Section 4.2 (a) and
(b) above shall be allocated, before Payout, 94.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 5.24% to the Manager with respect to its Promoted Interest and, after Payout, 69.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 30.24% to the Manager with respect to its Promoted Interest.

          (d) Losses shall be allocated, after giving effect to the provisions of Sections 4.1, 4.4, 4.6, 4.7 and 7.4, for any fiscal periods, first, to the extent of Profits allocated in Section 4.2(c), then, before Payout, 94.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 5.24% to the Manager with respect to its Promoted Interest and, after Payout, 69.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 30.24% to the Manager with respect to its Promoted Interest. The Losses allocated under this Section 4.2(d) shall not exceed the maximum amount of Losses that can be so allocated without causing any Investor or the Manager to have a negative amount in his/her/its Adjusted Capital Account at the end of any fiscal period. All Losses in excess of the limitation of this Section 4.2(d) shall be allocated to those Investors and/or the Manager with positive Adjusted Capital Accounts.

     4.3  GENERAL ALLOCATION PROVISIONS.

          (a) Except as otherwise provided in this Agreement, all items of Company income, gain, expense, loss, deduction and credit for a particular fiscal period and any other allocations not otherwise provided for shall be divided among the Investors in the same proportions as they share Profits or Losses, as the case may be for the fiscal period.

          (b) The Investors shall be bound by the provisions of this Agreement in reporting their Interests of Company income and loss for income tax purposes.

          (c) The Company may use any permissible method under Code Section 706(d) and the Regulations thereunder to determine Profits, Losses and other items on a daily, monthly or other basis for any fiscal period in which there is a change in a Interestholder's interest in the Company.

          (d) The definition of "Capital Account" and certain other provisions of this Agreement are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. These Regulations contain additional rules governing maintenance of Capital Accounts that may not have been provided for in this Agreement because, in part, these rules may relate to transactions that are not expected to occur and in some instances are prohibited by this Agreement. If the Company after consultation with its regular accountants or tax counsel determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, or to avoid the effects of unanticipated events that might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) and 1.704-2, the Company shall make such modification without the need of prior notice to or consent of any Interestholder; provided, that such modification is not likely to have a material effect on the amounts distributable to any Interestholder.

          (e) Allocations under Sections 4.2 and 4.7 shall be made independently for each well or Property in which the Company has an interest.

     4.4 SPECIAL ALLOCATIONS.

          (a) All expenses of the sale of Interests incurred by the Company and paid pursuant to Sections 9.5 and 9.6 hereof shall be allocated 100% to the Investor Interestholders and 0% to the Manager with respect to the Manager's Investment Interest and the Manager's Promoted Interest in the year in which such expenses are incurred.

          (b)  All organizational expenses of the Company paid pursuant to
Section 9.4 hereof shall be allocated 100% to the Investor Interestholders and 0% to the Manager with respect to the Manager's Investment Interest and the Manager's Promoted Interest in the year in which such expenses are incurred.

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


          (c) The management fee expense of the Company paid pursuant to Section
9.2 hereof shall be allocated 100% to the Investor Interestholders and 0% to the Manager with respect to the Manager's Investment Interest and the Manager's Promoted Interest in the year in which such expenses are incurred.

          (d) All intangible drilling and development expenses allocated to the Company with respect to Initial Wells shall be allocated 100% to the Investor Interestholders and 0% to the Manager with respect to the Manager's Investment Interest and the Manager's Promoted Interest in the year such expenses are incurred.

          (e) All costs and expenses incurred by the Company in connection with the acquisition of Working Interests in Initial Wells shall be allocated 100% to the Investor Interestholders and 0% to the Manager with respect to the Manager's Investment Interest and the Manager's Promoted Interest in the year in which such expenses are incurred.

          (f) All tangible drilling and development expenses allocated to the Company with respect to Initial Wells shall be allocated to the Investors (including the Manager with respect to the Manager's Investment Interest) and to the Manager with respect to the Manager's Promoted Interest, respectively, in such proportion as will result in the total of all drilling and development expenses through such date being allocated 94.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 5.24% to the Manager with respect to the Manager's Promoted Interest in the year such expenses are incurred.

          (g) All costs of Company borrowings to pay amounts referred to in Sections 4.4(a) through 4.4(f) hereof shall be allocated to the Manager and the Investor Interestholders in the same proportion as the costs paid from amounts disbursed from the proceeds of such borrowings are allocated.

     4.5 ALLOCATIONS AMONG INVESTOR INTERESTHOLDERS. Each Investor Interestholder shall be allocated that percentage part of the aggregate amounts allocated to all Investor Interestholders or to a subgroup of investors as such Investor Interestholder's Capital Contribution bears to the Aggregate Capital Contributions of all Investor Interestholders or such subgroup.

     4.6 TAX ALLOCATION. Notwithstanding anything to the contrary in this Agreement, to the extent that the Manager is treated for federal income tax purposes as having received an interest in the Company as compensation for services constituting income to the Manager under Code Section 61, any amount allowed as a deduction for federal income tax purposes to the Company (whether as an ordinary and necessary business expense or as a depreciation or amortization deduction) as a result of such characterization shall be allocated solely for federal income tax purposes to the Manager.

     4.7 ALLOCATION OF PROFITS AND LOSSES FROM DISPOSITIONS. The Profits and Losses from any sale, transfer, injury, destruction or other disposition of Company Property or an interest therein, other than in the ordinary course of business (including, without limitation, proceeds from insurance, refinancing or condemnation) shall be allocated as follows:

          (a) Profits or gain (including items of gross income, as necessary) shall be allocated:

              (i) first, PRO RATA to the extent of any negative balance in the Manager's or Investor Interestholders' Adjusted Capital Accounts;

             (ii) second, 5.24% to the Manager with respect to its Promoted Interest and 94.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) until each such Interestholder's Capital Account equals his Net Capital Contribution;

            (iii) third, to the Manager to the extent of any deferred Net Cash Flow not distributed to the Manager pursuant to the language of Section 8.1(a) following Section 8.1(a)(3) hereof, to the extent such deferred amounts have not been recovered;

             (iv) fourth, to the Manager with respect to the Manager's Promoted Interest, an amount equal to the difference between
                    (A) the quotient determined by dividing the excess of (x) the Capital Accounts of the Investors (including the Manager's Capitol Account computed only with respect to the Manager's Investment Interest) over (y) the Net Capital Contributions (such difference between (x) and (y) being the "Computed Capital Account") by .6976 and (B) the Computed Capital Account, and

              (v) then, 30.24% to the Manager with respect to the Manager's Promoted Interest and 69.76%, PRO RATA, to the Investors (including the Manager with respect to the Manager's Investment Interest); provided, however, that the amount of profit or gain allocated to the Manager pursuant to this
                    Section 4.7(a)(v) shall be reduced by the amount of any Contingent Compensation paid to any Soliciting Dealer pursuant to Section 9.8 hereof.

          To the extent required by Code Section 1254, such amounts will be treated as ordinary income.

          (b) Losses shall be allocated PRO RATA to the Investors and the Manager in proportion to the Capital Account balances of the Investors and the Manager until each Investor's and the Manager's Capital Account balance equals zero and, thereafter, 69.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 30.24% to the Manager with respect to the Manager's Promoted Interest.


                                    ARTICLE 5

                    CAPITAL CONTRIBUTIONS OF INTERESTHOLDERS

     5.1 CAPITAL CONTRIBUTIONS. The Aggregate Capital Contributions of the Investor Interestholders shall aggregate not less than $300,000. Each Investor Interestholder shall make a Capital Contribution in exchange for Investor Interestholder Interests (including fractional Interests), subscribed for by and issued to such Investor Interestholder in accordance with
Section 1.6 hereof, payable as set forth in Section 5.2 hereof.

     5.2 PAYMENT OF CAPITAL CONTRIBUTION. The Capital Contribution of the Investor Interestholders, made with respect to the initial offering of Interests, shall be payable in cash upon subscription.

     5.3 ASSESSMENTS; ADDITIONAL CAPITAL CONTRIBUTIONS. The Company may not make any assessments on Interests. Further, the Company may not require that the Investor Interestholders make any Capital Contribution in excess of the Aggregate Capital Contributions provided for under Section 5.1 hereof, for any purpose whatsoever.

     5.4 MANAGER CONTRIBUTION. The Manager Contribution shall equal 5% of the Aggregate Capital Contributions of the Investor Interestholders, which shall be made in cash by the Manager directly to the Company in exchange for the Manager's Investment Interests to be issued to the Manager in the same proportion as Interests are issued to the Investor Interestholders hereunder. The Manager Contribution shall be made not later than December 31 of the year in which such Aggregate Capital Contributions of the Investor Interestholders are made. The Manager in its capacity as Manager shall also make capital contributions in accordance with Section 14.7.

                                    ARTICLE 6

                                CAPITAL ACCOUNTS

     6.1 CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each Interestholder and shall be adjusted as follows:

          (a) The Capital Account of each Interestholder shall be increased by:

               (1) The amount of such Interestholder's Capital Contribution to the Company;

               (2) The amount of Profits allocated to such Interestholder pursuant to Articles 4, 7 and 9;

               (3) The fair market value of property contributed by the Interestholder to the Company (net of liabilities secured by the contributed property that the Company under Code Section 752 is considered to assume or take subject to);

               (4) Any items in the nature of income or gain that are specially allocated to such Interestholder pursuant to Sections 4.1, 4.4, 4.6,
          4.7 and 7.4; and

               (5) Such Interestholder's allocable share of Simulated Gains.

          (b) The Capital Account of each Interestholder shall be decreased by:

               (1) The amount of Losses allocated to such Interestholder pursuant to Articles 4, 7 and 9;

               (2) All amounts of money and the fair market value of property paid or distributed to such Interestholder pursuant to the terms hereof (other than payments made with respect to loans made by such Interestholder to the Company), net of liabilities secured by that property that the Interestholder under Code Section 752 is considered to have assumed or taken subject to;

               (3) Any items in the nature of expenses or losses that are specially allocated to such Interestholder pursuant to Sections 4.1, 4.4, 4.6, 4.7 and 7.4; and

               (4) Such Interestholder's allocable share of Simulated Losses and Simulated Depletion Deductions.

     6.2 CALCULATION OF CAPITAL ACCOUNT.

          (a) Whenever it is necessary to determine the Capital Account of any Interestholder, the Capital Account of such Interestholder shall be determined in accordance with the rules of Regulation Sections 1.704-1(b)(2)(iv) and 1.704-2 (as amended from time to time).

          (b) For purposes of computing the Interestholders' Capital Accounts, any Simulated Depletion Deductions, Simulated Gains and Simulated Losses shall be allocated among the Interestholders in the same proportions as they (or their predecessors in interest) were allocated the bases of Company Properties pursuant to Code Section 613A(c)(7)(D), the Regulations thereunder and Regulations Section 1.704-1 (b)(4)(v). Pursuant to Code Section 613A(c)(7)(D) and the Regulations thereunder and Regulations Section 1.704-1(b)(4)(v), the adjusted bases of all such properties shall be shared by the Interestholders in the same proportions as provided in Article 4.

     6.3 EFFECT OF LOANS. Loans by any Interestholder to the Company shall not be considered contributions to the capital of the Company.

     6.4 WITHDRAWAL OF CAPITAL. A Interestholder shall not be entitled to withdraw any part of his Capital Account or to receive any distribution from the Company, except as specifically provided herein.

     6.5 CAPITAL ACCOUNTS OF NEW INTERESTHOLDERS. Any person who shall acquire Interests in accordance with the terms and conditions of Article 13 of this Agreement shall have the Capital Account of his transferor after adjustments reflecting the transfer, if any, except as specifically provided herein.

                                    ARTICLE 7

                INTEREST OF INTERESTHOLDERS IN INCOME AND LOSSES

     7.1 DETERMINATION OF INCOME AND LOSS. At the end of each Company fiscal year, and at such other times as the Company shall deem necessary or appropriate, each item of Company income, gain, expense, loss, deduction and credit shall be determined for the period then ending and shall be allocated to the Capital Account of each Interestholder in accordance with the provisions hereof. With respect to the admission of Interestholders, the Company will use the "interim closing date" method of accounting as permitted by Regulations.

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

     7.2 DETERMINATION OF INCOME AND LOSS IN THE EVENT OF TRANSFER. In the event that a Interestholder transfers his interest in the Company in accordance with the terms of this Agreement, the determination and allocation described in
Section 7.1 shall be made as of the date of such transfer and thereafter all such allocations shall be made to the account of the transferee of such interest; provided, however, that the Company may agree that such determination and allocation shall be PRO RATA to the Interestholders based upon the actual number of days in such fiscal year that each such Interestholder held an interest in the Company. In the event of a PRO RATA determination and allocation, the foregoing provisions of this Section will not be applicable to the distributive shares, with respect to the Interests transferred, of items of Company income, gain, expense, loss, deduction and credit arising out of:

          (a) the sale or other disposition of all or substantially all Company Property, or

          (b) other extraordinary nonrecurring items, all of which will be allocated to the holder of such Company interest on the date such items of Company income, gain, expense, loss, deduction and credit are earned or incurred.

     7.3 ALLOCATION OF NET INCOME AND NET LOSSES. All items of income, gain, expense, loss, deduction and credit of the Company from operations and in the ordinary course of business shall be allocated among the Interestholders in accordance with Article 4.

     7.4 QUALIFIED INCOME OFFSET AND OTHER ALLOCATION PROVISIONS.

          (a) If there is a net decrease in "partnership minimum gain" (within the meaning of Regulation Section 1.704-2(d)) during a fiscal period, then there shall be allocated to each Interestholder items of income and gain for such fiscal period (and, if necessary, subsequent fiscal periods) in proportion to, and to the extent of, an amount equal to the portion of such Interestholder's share of the net decrease in partnership minimum gain during such fiscal period that is allocable to the disposition of Company Property subject to one or more nonrecourse liabilities of the Company. However, such allocation shall be reduced to the extent the Interestholder contributes capital to the Company that is used to repay the nonrecourse liability and the Interestholder's share of the net decrease in partnership minimum gain resorts from the repayment. The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section 1.704-2(f), and shall be interpreted and applied in all respects in accordance with such Regulation. If there is a net decrease in the minimum gain attributable to a "partner nonrecourse debt" (as defined in Regulation Section 1.704-2(b) (4)) for a fiscal period, then, in addition to the amounts, if any, allocated pursuant to the first sentence of this Subsection 7.4(a), there shall be allocated to each Interestholder with a Interest of such minimum gain attributable to a "partner nonrecourse debt" items of income and gain for such fiscal period (and, if necessary, subsequent fiscal periods) in proportion to, and to the extent of, an amount equal to the portion of such Interestholder's share of the net decrease in the minimum gain attributable to a partner nonrecourse debt during such fiscal period that is allocable to the disposition of Company Property subject to one or more nonrecourse liabilities of the Company. However, such amount shall be reduced to the extent the Interestholder contributes capital to the Company that is used to repay the nonrecourse liability and the Interestholder's share of the net decrease in the minimum gain attributable to a partner nonrecourse debt results from the repayment.

          (b) If during any fiscal period of the Company an Interestholder unexpectedly receives an adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in the Interestholder's Adjusted Capital Account, there shall be allocated to the Interestholder items of income and gain (consisting of a PRO RATA portion of each item of Company income, including gross income, and gain for such period) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Regulation
Section 1.704-1(b)(2)(ii)(d), and shall be interpreted and applied in all respects in accordance with such Regulation. It is the intent of this provision that Investors and the Manager will not be allocated any deductions or losses if such allocation would cause such Investor or the Manager to have a negative Capital Account balance when any Investor or the Manager has a positive Capital Account balance.

          (c) Notwithstanding anything to the contrary in Article 4 or this
Article 7, any item of deduction, loss or Code Section 705(a)(2)(B) expenditure that is attributable to "partner nonrecourse debt" shall be allocated in accordance with the manner in which the Interestholders bear the economic risk of loss for such debt (determined in accordance with Regulation Section 1.704-2(i).

          (d) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to paragraph (a), (b) or (c) of this Section
7.4 ("Required Allocations") and such allocation is inconsistent with how the same amount otherwise would have been allocated under Section 4.2, subsequent allocations under Section 4.2 shall be made, to the extent possible, in a manner consistent with paragraphs (a), (b) and (c) of this Section 7.4 which negates as rapidly as possible the effect of all previous Required Allocations.

          (e) Solely for Federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to property carried on the Company's books at a value other than its tax basis shall be allocated (i) in the case of property contributed in kind, in accordance with the requirements of Code Section 704(c) and such Regulations as may be promulgated thereunder from time to time, and
(ii) in the case of other property, in accordance with the principles of Code
Section 704(c) and the Regulations thereunder, in each case, as incorporated among the requirements of the relevant provisions of the Regulations under Code
Section 704(b).

                                    ARTICLE 8

                INTEREST OF INTERESTHOLDERS IN CASH DISTRIBUTIONS

     8.1 DISTRIBUTION OF NET CASH FLOW. Subject to the terms of this Agreement, the Company shall make distributions of Net Cash Flow out of the Company funds, to the extent and at such times as it deems advisable, in the following manner:

          (a) NET CASH FLOW. Net Cash Flow shall be computed and distributed annually as follows:

               (1) first, PRO RATA (in accordance with the percentage of total loans that are owing to each Interestholder) to the payment to Interestholders of interest and principal, in that order, on loans, if any, made to the Company by such Interestholders, to the extent of such loans, if any; and

               (2) second, 5.24% to the Manager with respect to the Manager's Promoted Interest and 94.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) until the Investors (including the Manager with respect to the Manager's Investment Interest) have received the return of their Capital Contributions; and

               (3) lastly, after the Investors (including the Manager with respect to the Manager's Investment Interest) have received the return of their Capital Contributions, 30.24% to the Manager with respect to the Manager's Promoted Interest and 69.76% to the Investors (including the Manager with respect to the Manager's Investment Interest); provided, however, that the amount of cash distributed to the Manager pursuant to this Section 8.1(a)(3) shall be reduced by the amount of any Contingent Compensation paid to any Soliciting Dealer pursuant to
          Section 9.8 hereof.

PROVIDED, however, that the Manager shall subordinate its right to receive distributions of Net Cash Flow of (i) 100% of the Net Cash Flow from Operations attributable to the Manager's Promoted Interest, plus (ii) UP TO 100% of the Net Cash Flow from Operations attributable to the Manager's Investment Interest if, after 60 months from the date of the first distribution of cash to Investors, the Investors have not received distributions of Net Cash Flow which, in the aggregate, are equal to 100% of the Investors' subscriptions. Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow after, and for so long as, the Investors have received distributions of Net Cash Flow which, in the aggregate, are equal to 100% of the Investors' Capital Contributions, until such deferrals have been recovered.

          (b) LIQUIDATION PROCEEDS. Upon Liquidation of the Company pursuant to a dissolution under Section 14.1 or otherwise, the Net Cash Flow for Dispositions in respect of such Liquidation shall be applied or distributed as follows:

               (1) First, to the Company's creditors other than Interestholders, to the extent of the Company's liabilities and obligations to such creditors, including costs and expenses of liquidation (or provision for payment shall be made, which provision may include a distribution of assets subject to the obligations in question);

               (2) Second, PRO RATA (in accordance with the percentage of total loans that are owing to each Interestholder) to the payment to Interestholders of interest and principal, in that order, on loans, if any, made to the Company by such Interestholders; and

               (3) thereafter, PRO RATA to the Interestholders in proportion to the Capital Account balances of the Interestholders as determined after taking into account all adjustments to Capital

          Accounts for all fiscal periods through and including the fiscal period in the Liquidation occurs.

     8.2 DISTRIBUTION IN KIND. If the Company elects to make distribution in kind of any of the assets of the Company, it shall give notice of its election to each Interestholder, specifying the nature and value of all such assets to be distributed in kind, the deadline for giving notice of refusal to accept a distribution in kind and, to the extent advisable, the estimated time necessary for the Company to liquidate assets if those assets are not distributed and other information. An Interestholder may refuse to accept a distribution in kind by giving written notice to the Company not later than 30 days after the effective date of the Company's notice of distribution. If an Interestholder refuses distribution in kind, the Company shall retain in the Company's name the portion of the assets which were to be distributed in kind and which were to be allocated to the refusing Interestholder (the "Retained Assets") and shall liquidate the Retained Assets in accordance with this Agreement. Upon liquidation of the Retained Assets, the sum realized shall be distributed to the Interestholder refusing distribution in kind in full discharge of the Company's obligation to distribute the Retained Assets. In determining the capital accounts of the Interestholders, a distribution of assets in kind shall be considered a sale of the property distributed so that any unrealized gain or loss with respect to such property shall be deemed to have been realized and allocated among the Interestholders in accordance with Article 4.

     8.3 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Company or the Interestholders shall be treated as amounts distributed to the Interestholders pursuant to this Article 8 for all purposes under this Agreement. The Company may allocate any such amounts among the Interestholders in any manner that is in accordance with applicable law.

                                    ARTICLE 9

                              OPERATION OF COMPANY

     9.1 ADMINISTRATIVE COST ALLOWANCE. The Manager shall administer the day-to-day business of the Company, including maintaining financial and other records, complying with all regulatory and contractual obligations of the Company, including for tax and other reporting, collecting and disbursing funds, managing Company assets on a routine basis, maintaining Investor Interestholder communications and records and other customary, necessary, routine and/or recurring administrative tasks. In consideration thereof, for each 12-month period beginning on the Escrow Date and ending upon completion of the winding up of the business affairs of the Company, the Company shall (i) accrue, and (ii) pay out of Company revenues from the sale of production only, to the Manager, an administrative cost allowance, payable in advance in equal monthly installments, in an annual amount equal 2.5% of Aggregate Capital Contributions. The amount of the administrative cost allowance shall be adjusted annually to reflect increases or decreases in the costs of administration in accordance with the procedures and index published annually by the Council of Petroleum Accountants Societies (COPAS). Such fee shall be in lieu of any reimbursement to the Manager for the customary, routine and necessary costs and expenses incurred by the Manager which are associated with or attributable to the administration of the business of the Company including, but not limited to, an allocable portion of telephone, postage, computer service and an allocable portion of salaries and expenses of employees and officers (other than controlling persons) of the Manager, but shall not be in lieu of or include the direct expenses of the Company, such as legal, accounting, engineering and consulting expenses, regulatory reporting costs and amounts paid to the for its services, or for any other fees or expenses expressly provided for herein. The administrative costs allowance shall begin to accrue on the Escrow Date as to Aggregate Capital Contributions in respect of Interests purchased through that date and on each date thereafter on which the Company receives and collects full payment for additional accepted subscriptions for Interests as to Aggregate Capital Contributions in respect of such Interests. The Company shall not otherwise pay or reimburse the Manager for any expenses paid or incurred in connection with the operation of the Company, including the Company's allocable Interest of the Manager's overhead.

     9.2 MANAGEMENT FEE. The Company shall pay the Manager out of Company Property a management fee in an amount equal to 2.5% of Aggregate Capital Contributions. The management fee payable by Investor Interestholders whose subscriptions for Interests are accepted by the Manager is for its services in managing the operations of the Company in the first full elapsed year of Company operations. The management fee shall be payable on the Escrow Date as to Aggregate Capital Contributions in respect of Interests purchased through that date and on each date thereafter on which the Company receives and collects full payment for additional accepted subscriptions for Interests.

     9.3 ASSET DISPOSITION FEE.

          (a) Upon each sale of the Company's interest in an Initial Well or Additional Well, there shall be payable to the Manager out of the net proceeds of such sale otherwise payable to the Company an asset disposition fee equal to 3.5% of such net proceeds.

          (b) In the event that the Manager is removed pursuant to Section 12.10 hereof other than for Cause, it shall be paid an asset disposition fee, computed in accordance with Section 9.3(a) hereto, equivalent to the amount that it would have been paid if all of the Company's property were sold on the effective date of such removal for an amount equal to sixty (60) times the average monthly revenues of the Company from sales of production of gas during the last twelve months of Company operations prior to such date.

     9.4 DIRECT COSTS. The Company shall pay out of Company Property all Direct Costs at the time such costs are incurred. The Manager may pay such Direct Costs from its funds and cause the Company to reimburse it as a matter of administrative convenience. The Manager shall be under no obligation to make its funds available to enable the Company to pay any Direct Costs. The provisions of
Section 3.5 shall apply to all Direct Costs paid to affiliates of the Manager.

     9.5 SOLICITING DEALER COMMISSIONS. The Company may pay, out of Company Property, cash selling commissions to the Soliciting Dealer who effects the sale of each whole or fractional Interests in an amount up to 8% of the Capital Contribution of each such Investor Interestholder. Sales commissions payable to a Soliciting Dealer shall be due and payable not earlier than promptly after the latest to occur of (i) acceptance by the Company of the Investor Interestholder's subscription, (ii) the Escrow Date or (iii) the


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

receipt by the Company of the gross purchase price for the Interests, with respect to such sale.

     9.6 SELLING, MARKETING AND OTHER EXPENSES. The Company shall sequester, out of Company Property, an amount not to exceed 1.0% of the Aggregate Capital Contributions with respect to each sale of any whole or fractional Interest to an Investor Interestholder. Such amount shall be available for application by the Company in accordance with the provisions of this Section 9.6 on the Escrow Date as to Aggregate Capital Contributions in respect of Interests purchased through that date and on each date thereafter on which the Company receives and collects full payment for additional accepted subscriptions for Interests as to Aggregate Capital Contributions in respect of such Interests. Such amounts shall be applied by the Company to the payment of the expenses actually incurred by the Company in the offer and sale of Interests, other selling and marketing expenses, including fees and expenses of independent contractors (including Soliciting Dealers) and employees who are engaged in the marketing and sales of Interests, legal, accounting, and consulting fees and distribution and selling costs. Any such expenses incurred by the Company in excess of 1.0% of the Aggregate Capital Contributions with respect to each sale of any whole or fractional Interest to an Investor Interestholder shall be paid by the Manager.

     9.7 PAYMENT AND RECOUPMENT OF FEES. As soon as funds have been released to the Company from the escrow account referred to in Section 1.6, they may be used to pay the fees referred to in Sections 9.2, 9.5 and 9.6 then due. If the Manager withdraws the offering of Interests without admitting Investor Interestholders, any entity that has received payments from the proceeds of the offering shall return such payments to the Company upon demand by the Manager.

     9.8 CONTINGENT COMPENSATION. Additional sales commissions ("Contingent Compensation"), may be paid to the Soliciting Dealers, solely out of the Manager's share of distributions of Net Cash Flow in subsequent years if the Company generates sufficient cash flow from operations to make such payments, as described below. Contingent Compensation may be paid only from Residual Operating Cash Flow for the period concerned.

     Contingent Compensation shall consist of payments of a portion of Company profits, computed as a pro rata percentage (determined according to the table set forth below) of Residual Operating Cash Flow based upon the proportion of the Aggregate Capital Contributions which are represented by the purchase price of Interests sold by that Soliciting Dealer. Contingent Compensation with respect to any year will be payable to Soliciting Dealers not later than April 15 of the succeeding year. Contingent Compensation may be paid only if, (i) the Interestholders have received cash distributions from the Company equal, in the aggregate, to 100% of their initial subscription amount plus a 6% cumulative annual preferred return on such initial subscription amount, and (ii) the amount of Contingent Compensation does not in any event exceed 12% in the aggregate of each distribution. Soliciting Dealers can earn the right to receive Contingent Compensation through the sales of specified minimum numbers of Interests in the Company pursuant to the schedule provided below:

                       Amount of Interests Sold                Contingent Compensation %
                       ------------------------                -------------------------
             In excess of $75,000, but less than $150,000                  1.5%

             In excess of $150,000, but less than $225,000                 3.0%

             In excess of $225,000                                         4.5%


                                   ARTICLE 10

                                   ACCOUNTING

     10.1 ELECTIONS. The Company shall elect the calendar year as its fiscal year. The Company shall adopt the accrual method of accounting or such other method of accounting as the Company shall determine. The Company shall not elect to be taxed other than as a partnership. The Company shall not be required to make an election under Section 754 of the Code or corresponding state taxation laws.

     10.2 BOOKS AND RECORDS. The Company books and records shall be kept at the principal place of business of the Company. The Company's books and records shall be maintained on the basis utilized in preparing the Company's federal income tax return with such adjustments in accounting as are required by this Agreement or as the Company determines would be in the best interests of the Company.

     10.3 REPORTS. The Company will keep each Investor Interestholder and assignees complying with Article 13.3 currently advised as to activities of the Company by reports furnished not less than quarterly. An independent certified public accounting firm selected by the Company will prepare the Company's federal income tax return as soon as practicable after the conclusion of each year and each Interestholder will be furnished, at that time, with the necessary accounting information for each Interestholder to take into account and report separately such Interestholder's distributive Interest of the income and deductions of the Company. The Company will use its reasonable best efforts to obtain the information necessary for the accounting firm as soon as practicable and to transmit the resulting accounting and tax information to the Interestholders as soon as possible after receipt from the accounting firm. The Company shall furnish each Interestholder as soon as practicable after the conclusion of each year annual financial statements of the Company which have been audited by the Company's independent certified public accounting firm.

     10.4 BANK ACCOUNTS. The Company shall maintain separate segregated accounts in its name at one or more commercial banks, and the cash funds of the Company shall be kept in such of those accounts as determined by the Manager.

     10.5 INTERIM ASSETS. The Company may purchase, to the extent the Company's funds are not otherwise committed to transactions or required for other purposes, any or all of the following:

          (a) Obligations of banks or savings and loan associations that either
     (i) have assets in excess of $5 billion or (ii) are insured in their entirety by agencies of the United States government;

          (b) Obligations of or guaranteed by the United States government or its agencies;

          (c) Repurchase obligations for securities described in clauses (a) or
     (b) above, If possession of the subject securities is maintained by the Company or its agent;

          (d) Any debt obligation rated at the time of purchase in the highest three grades by a nationally recognized securities rating organization;

          (e) Funds or financial instruments that are comprised of or backed by substantially only those obligations described in clauses (a) through (d) above; or

          (f) advances to a single-purpose finance affiliate of the Manager (a "Finance Subsidiary") which will utilize such funds solely to fund acquisitions of rights to acquire working interests in natural gas development projects, some or all of which may be subsequently acquired by the Company, which (i) bear interest at a rate equivalent to that which would obtain between arm's length parties under similar circumstances, and
     (ii) are fully secured by first liens on rights to acquire working interests in natural gas development projects.


                                   ARTICLE 11

               RIGHTS AND OBLIGATIONS OF INVESTOR INTERESTHOLDERS

     11.1 PARTICIPATION IN MANAGEMENT. No Interestholder (other than the Manager) shall have the right, power, authority or responsibility to participate in the ordinary and routine management of the Company's affairs or to bind the Company in any manner.

     11.2 RIGHTS TO ENGAGE IN OTHER VENTURES. No Investor Interestholder or any officer, director, Interestholder or other person holding a legal or beneficial interest in any Investor Interestholder shall, by virtue of his ownership of a direct or indirect interest in the Company, be in any way prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including any venture involving the oil and gas industry.

     11.3 LIMITATIONS ON TRANSFERABILITY. The interest of an Investor Interestholder shall not be transferable under any circumstances except in accordance with the conditions and procedures set forth in Article 13 hereof.

     11.4 INFORMATION.

          (a) Each Investor Interestholder's rights to obtain information from the Company from time to time are set forth in this Section. In addition to information provided under Section 10.3, each Investor Interestholder shall be provided on request with the following:

               (1) True and full information regarding the status of the Company's business and financial condition;

               (2) Promptly after becoming available, a copy of the Company's federal, state and local income tax returns or information returns for the preceding year and prior years to the extent reasonably available;

               (3) A current list of the name and last known business, residence or mailing address of each Interestholder (unless such Interestholder has specified that the Company is not to disclose such information, in which case the Company, at the requesting Investor Interestholder's cost, shall forward communications, sealed or unsealed, from the requesting Investor Interestholder to such Interestholder upon assertion by the requesting Investor Interestholder in writing to the Company of a proper purpose for the communication);

               (4) A copy of the Articles and this Agreement and all amendments thereto;

               (5) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Interestholder and which any Interestholder has agreed to contribute in the future, and the date on which each current Interestholder acquired his Interests; and

               (6) Such other information regarding the Company's affairs as is just and reasonable.

          (b) The Company shall establish reasonable standards governing the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing information and documents shall be borne by the requesting Investor Interestholder except for DE MINIMIS amounts consistent with the Company's ordinary practices. The Company shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information.

          (c) The Company may keep confidential from Investor Interestholders for such period of time as it deems reasonable any information that it reasonably believes to be in the nature of trade secrets or other information that the Manager in good faith believes would not be in the best interests of the Company to disclose or that could damage the Company or its business or that the Company is required by law or by agreement with a third party to keep confidential.

          (d) The Company may keep its records in other than written form if capable of conversion into written form within a reasonable time.

          (e) All demands or requests for information under this Section shall be solely for a purpose reasonably related to the Investor Interestholder's interest in the Company. All requests or demands for information under this Section shall be in writing and shall state the purpose of the demand; the Company's acceptance of oral requests shall not waive or limit the scope of this provision. Any action to enforce rights under this Section may be brought in the Michigan Court of Chancery, subject to Section 15.4.

     11.5 RESTRICTIONS UPON DISQUALIFYING FOREIGN INVESTOR INTERESTHOLDERS. If the Company, upon advice of counsel, determines at any time that an Investor Interestholder, because of the Investor Interestholder's nationality or the nationality of any of an Investor Interestholder's equity owners, may cause the Company to be disqualified as a holder of federal offshore oil and natural gas leases or leases located on federal or state lands, the Company shall promptly give the Investor Interestholder notice of such determination and of the provisions of this Section 11.5 as applicable to the Investor Interestholder. Effective upon the giving of such notice, the Investor Interestholder shall not be entitled to vote on any Company matter and his Interests shall be disregarded in any calculation of votes. If, upon advice of counsel, the Company determines that, because of an Investor Interestholder's nationality or the nationality of any of an Investor Interestholder's equity owners, a risk exists that any federal offshore oil and natural gas lease or lease located on federal or state lands, in which the Company has an interest, or the Company's interest therein, may be canceled or forfeited or that the Company may be barred from acquiring interests in federal or state oil and natural gas leases, or if any federal or state agency having jurisdiction asserts that any such consequence may result, the Company in its discretion may additionally give notice to the Investor Interestholder to tender his Interests to the Company at the principal offices of the Company at a time to be designated in the notice (but not earlier than 72 hours after delivery of the notice). At the time designated in the notice, the Company shall pay the Investor Interestholder in cash or by check an amount equal to the price paid by the Investor Interestholder for the Interests to be tendered less any distributions received by such Investor Interestholder in respect of such Interests. If the Investor Interestholder does not tender the Interests, the Company shall mail, in the same manner as prescribed herein for notices, a check in the same amount to the Investor Interestholder, together with a notice that the Investor Interestholder's Interests have been canceled, and the Company shall forthwith cancel the Investor Interestholder's Interests on the books and records of the Company.

     11.6 ELECTIONS BY INVESTOR INTERESTHOLDERS REGARDING SPECIAL OBLIGATIONS. Each Investor Interestholder shall, at the time that he subscribes for Interests pursuant to and in accordance with Section 1.6, elect to:

          (a) assume liability for Special Obligations with respect to all of the Initial Wells and thereby become a Participating Investor Interestholder with respect to each Initial Well; or

          (b) decline to assume liability for Special Obligations for any Initial Wells and thereby become an Investor Interestholder who is not a Participating Investor Interestholder with respect to each Initial Well.

Such election shall be indicated on the Subscription Page of such Investor Interestholder executed and delivered to the Company in respect of his subscription for Interests and shall be binding upon such Investor Interestholder until the earlier of (i) one year following the completion of the offering, or (ii) the Facilities Completion Date, at which time such Interests shall be automatically converted from Participating Investor Interestholder Interests to Non-Participating Investor Interestholder Interests with respect to the Initial Wells and Additional Development Wells; provided, however, that such Non-Participating Investor Interestholders will remain liable for Special Obligations incurred by the Company with respect to the Initial Wells and Additional Development Wells while they were Participating Investor Interestholders. Such notice shall be effective only upon actual receipt thereof by the Manager. The Manager shall give each Investor Interestholder notice of the date upon which the production commenced with respect to the last Initial Well to be completed.

     The automatic termination by a Participating Investor Interestholder of his assumption of Special Obligations with respect to all Initial Wells and Additional Development Wells, and conversion to an Investor Interestholder who is not a Participating Investor Interestholder with respect to such wells shall not bar any action by the Company, including asserting claims against such Investor Interestholder for contribution in respect of Special Obligations incurred with respect to any such well during the time when such Investor Interestholder was a Participating Investor Interestholder with respect to such well, or entitle such Investor Interestholder to indemnification by the Company in respect of claims asserted against such Investor Interestholder by persons who or which are not affiliated with the Company or the Manager on account of Special Obligations with respect to such well incurred during the time when such Investor Interestholder was a Participating Investor Interestholder with respect to such well.

                                   ARTICLE 12

             POWERS, DUTIES, LIMITATIONS AND OBLIGATIONS OF MANAGER

     12.1 MANAGEMENT OF THE COMPANY. The Manager shall have full, exclusive and complete discretion in the management and control of the Company. The Manager agrees to manage and control the affairs of the Company to the best of its ability and to conduct the operations contemplated under this Agreement in a careful and prudent manner and in accordance with good industry practice.

     12.2 ACCEPTANCE OF SUBSCRIPTIONS. The Manager shall not cause the Company to accept any subscription for Interests except as provided in Article 1.

     12.3 SPECIFIC LIMITATIONS.

          (a) The Manager shall not take any of the following actions without the approval of all Investor Interestholders:

               (1) Any act in contravention of this Agreement or the Articles;

               (2) Any act that would make it impossible to carry on the Company's ordinary business;

               (3) Effecting a confession of judgment against the Company in an amount exceeding 10% of the Aggregate Capital Contributions;

               (4) Causing the dissolution or termination of the Company before the expiration of its Term, except as provided under Article 14;

               (5) Possessing Company Property or assigning rights in specific Company Property for other than a Company purpose;

               (6) Accepting a subscription that constitutes any other person as a Manager, except as provided in Article 14;

               (7) The merger of the Company into another or with another entity; or

               (8) The amendment of the Company's Articles of Organization.

          (b) The Manager shall not sell, exchange, lease, mortgage, pledge or transfer all or substantially all of the Company's assets if not in the ordinary course of its business or amend this Agreement as specified in Section 15.8(b) without the approval of a Majority of the Investor Interestholders.

          (c) The Manager, the Company or the Company's agents shall not take any action that is prohibited to the Manager by this or any other provision of this Agreement and shall take all actions necessary or advisable to carry out actions authorized by this section.

     12.4 SPECIFIC POWERS. In addition to the powers and duties otherwise provided for in this Agreement, the Manager have the following powers and/or duties:

          (a) To direct or supervise the Company and the Company's agents in the exercise of any action relating to the Company's affairs, including without limitation the powers described in Section 1.8;

          (b) To take the actions specified in Section 12.3 if the approvals specified therein are obtained;

          (c) To amend this Agreement as specified in Section 15.8(a);

          (d) To lend money to the Company (without being obligated to do so) if such loan bears interest at a reasonable rate not exceeding the amount that would be charged to the Company by an unrelated lender on a comparable loan for the same purpose (without reference to the financial abilities or guarantees of the Manager). The Manager may not receive points or other financing charges or fees regardless of the amount loaned to the Company. Before making any loans to the Company, the Manager will attempt to obtain a loan from an unrelated lender secured, if at all, only by Company Property;

          (e) To approve or disapprove, in its sole discretion, any transfer of Investor Interestholder Interests;

          (f) To terminate the offering of Interests at any time prior to the Termination Date, regardless of the amount of subscriptions, if subscriptions for at least an aggregate of 300 Investor Interestholder Interests have not been accepted;

          (g) To withdraw the offering of Interests at any time prior to the Escrow Date as provided in Section 1.6;

          (h) To defer payment by the Company of all or any fees or compensation payable to it and to continue to be a creditor of the Company with respect to any amounts so deferred and to cause the Company to pay to it all or any portion of such amounts as and when the Manager, in its sole discretion, deems it appropriate to do so; or

          (i) To waive any fees or compensation payable to it and to credit such waived amount in its discretion against its obligation to contribute capital under Section 14.7.

     12.5 LIMITATION ON DUTY. Notwithstanding anything to the contrary contained in this Article or elsewhere in this Agreement, the Manager shall have no duty to take any affirmative action with respect to management of the Company business or the Company Property which might require the expenditure of monies by the Company unless the Company is then possessed of such monies available for the proposed expenditure. Under no circumstances shall the Interestholders be required to expend their own funds in connection with the operation of the Company business.

     12.6 OFFICERS OF COMPANY; SIGNATORIES.

          (a) The Manager may employ or retain such persons as may be necessary or appropriate for the conduct of the Company's business, including permanent, temporary or part-time employees and attorneys, accountants, agents, consultants and contractors and to have employees and agents who shall be designated as officers with titles including but not limited to "president", "vice-president", "treasurer," "secretary," "assistant treasurer," "assistant secretary,", "managing director" and "chairman" and who in such capacity may act for and on behalf of the Company, as and to the extent authorized by the Manager, including without limitation to:

          (i) represent the Company in its dealings with third parties, and execute any kind of document or contracts on behalf of the Company;

          (ii) approve the sale, purchase, exchange, lease, mortgage, assignment, pledge or other transfer or acquisition of, of granting or acquiring of a security interest in, any asset or assets of the Company; or

          (iii) propose, approve or disapprove of, and take, action for and on behalf of the Company, with respect to the operations of the Company.

None of such persons need be Interestholders and any of such persons may be affiliates of the Manager. Except as otherwise prescribed by the Manager or in this Agreement, each such person shall have the powers and duties assigned to such person by the Manager and shall serve at the pleasure and under the direction of the Manager. Any two or more of such offices may be held by the same person. Any such officer may resign by delivering a written resignation to the Manager and such resignation shall take effect upon delivery or as specified therein.

          (b) All conveyances of real property or any interest therein by the Company may be made by the Manager alone as Manager of the Company, which may execute on behalf of the Company any instruments necessary to effect the conveyance. A certificate by the Secretary of the Company stating compliance with this Section 12.6(b) shall be conclusive in favor of any person relying thereon.

          (c) All other documents, agreements, instruments and Articles that are to be made, executed or endorsed on behalf of the Company shall be made, executed or endorsed by such officers or persons as the Manager shall from time to time authorize and such authority may be general or confined to specific instances. In the absence of other provisions, the President is authorized to execute any document, to take any action on behalf of the Company within this
Section 12.6(c), and to authorize other officers to execute confirmatory documents or Articles.

     12.7 PRESUMPTION OF POWER. The execution by the Manager or the officers on behalf of the Company of leases, assignments conveyances, contracts or agreements of any kind whatsoever shall be sufficient to bind the Company. No person dealing with the Manager or the officers shall be required to determine their authority to make or execute any undertaking on behalf of the Company, nor to determine any fact or circumstances bearing upon the existence of their authority nor to see to the application or distribution of revenues or proceeds derived therefrom, unless and until such person has received written notice to the contrary.

     12.8 OBLIGATIONS NOT EXCLUSIVE. The Manager shall be required to devote only such part of its time as is reasonably needed to manage the business of the Company, it being understood that the Manager has and shall have other business interests and therefore shall not be required to devote its time exclusively to the Company. The Manager shall in no way be prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including any venture engaged in oil and natural gas or pipeline operations. Nothing in this Section 12.8 shall relieve the Manager of its other fiduciary obligations to the Investor Interestholders, except as limited in Article 3.

     12.9 MANAGER'S PROMOTED INTERESTS.

          (a) The Manager shall be credited with a number of Manager's Promoted Interests equal in the aggregate to the product of the number of Investor Interestholder Interests outstanding at any time (excluding Investor Interestholder Interests created under Sections 12.9(b) or 12.10) multiplied by
 .0524; less the number of Investor Interestholder Interests created under Sections 12.9(b) and 12.10. The Manager's Promoted Interests shall have no voting rights (other than the rights held by the Manager as such) and shall be deemed in the aggregate to have attached to them the rights held by the Manager as such. Unless converted under Sections 12.9(b) or 12.10, no Manager's Promoted Interest shall be held by or transferred to a person who is not a Manager except as provided by Section 13.1.

          (b) The Manager from time to time may convert all or any portion of its Manager's Promoted Interests into Investor Interestholder Interests and convey those converted Interests to other persons as compensation or for other purposes. Each Management Interest shall be convertible into one Investor Interestholder Interest. The Investor Interestholder Interests so created shall have the rights and obligations of all other Investor Interestholder Interests, except that the holders of the Investor Interestholder Interests so created shall not share with other Investor Interestholders in allocations of Profits, Losses, tax credits and all other Items; instead, the holders of the Investor Interestholder Interests created under this Section 12.9(b) shall share in allocations and distributions accruing under this Agreement to the Manager in proportion to the numbers of Interests owned by the Manager and those holders. Further, those holders shall be allocated initially, as the balances of their Capital Accounts, proportionate amounts of the Capital Account of the Manager who converted the underlying Manager's Promoted Interests. The holders of Investor Interestholder Interests created under this Section 12.9 shall have no voting rights.

     12.10 REMOVAL OF MANAGER. If, at any time, the holders of not less than a Majority of the Investor Interestholders Interests determine in their discretion that the Manager is not fully performing its powers, duties and obligations in the best interests of the Company, or it is otherwise in the best interests of the Company to do so, such Investor Interestholders may remove the Manager from such office and elect by at least a Majority such successor Manager as they shall determine. In the event of any such removal or the resignation or other incapacity of the Manager as enumerated in Section 14.1(c), the removed or former Manager's Manager's Promoted Interests shall be automatically converted into a number of Investor Interestholder Interests equal to the number of its Manager Interests, less the number of Manager's Promoted Interests that the Manager may have converted into Investor Interestholder Interests under Section 12.9(b). The removed or former Manager, as holder of such Investor Interestholder Interests, shall be entitled to the same allocations of income, gain, expense, loss, deduction and credit and the same distributions to which the Manager would otherwise have been entitled; provided, however, that the removed or former Manager shall not then be entitled to uncollected amounts specified in Section 9.1 to the extent not accrued before the date of removal, resignation or other incapacity. A removed or former Manager will be considered to be an Investor Interestholder, except with regard to Articles 4 and 5 and
Section 14.7.

     12.11 INDEMNIFICATION OF SOLICITING DEALERS.

          (a) The Soliciting Dealers shall not have any duty, responsibility or obligation to the Company, the Manager or any Interestholder as a consequence of its right to receive any selling commissions, except to the extent provided under the Act. The Soliciting Dealers have not assumed, and will not assume, any responsibility with respect to the Company nor will they be permitted by the Company to assume any duties, responsibilities or obligations regarding the management, operations or any of the business affairs of the Company, subsequent to any offering of Interests.

          (b) The Soliciting Dealers shall be indemnified and held harmless by the Company against any losses, damages, liabilities or costs (including attorneys' fees) arising from any threatened, pending or completed action, suit, claim or proceeding by any Interestholder against the Soliciting Dealers (except as may be limited by the Act or applicable state statutes, including, but not limited to, the Massachusetts Securities Act and the Tennessee Securities Act), based upon the assertion that the Soliciting Dealers have any continuing duty or obligation, subsequent to any offering of Interests, to the Company or Manager or any Interestholder or otherwise to monitor Company operations or report to Investor Interestholders concerning Company operations.

                                   ARTICLE 13

                             TRANSFERS OF INTERESTS

     13.1 TRANSFER BY MANAGER. The Manager shall not sell, assign or otherwise transfer its Manager Interests without first obtaining the consent of a Majority of the Investor Interestholders, except that (i) the Manager may pledge its Manager's Promoted Interests for a loan to the Manager or its affiliates provided that such pledge does not reduce the cash flow of the Company distributable to other Interestholders, and (ii) the Manager may convert Manager's Promoted Interests under Section 12.9(b) and convey the resulting Investor Interestholder Interests to any person without consent.

     13.2 TRANSFERS BY INVESTOR INTERESTHOLDERS. An Investor Interestholder may not sell, exchange or transfer his Interests except as restricted by and upon compliance with all applicable laws and all of the following provisions of this
Section 13.2:

          (a) Interests may not be transferred to any person or entity if, as determined by the Company, such assignment would have adverse regulatory consequences to the Company or the Properties, including but not limited to, an involuntary termination of the Company for federal income tax purposes, causing the Company to be treated as an association for federal income tax purposes, or would be deemed to be a transfer on a recognized public securities exchange or the functional equivalent thereof which would have the effect of causing the Company to be treated as a "publicly traded partnership" for federal income tax purposes.

          (b) Within 30 days after written notice of a proposed sale or assignment is received by the Company, the Manager may request in its sole discretion an opinion of counsel acceptable to the Manager that the proposed transfer would not (i) cause an involuntary termination of the Company for federal income tax purposes, (ii) cause the Company to be treated as an association taxable as a corporation for federal income tax purposes, or (iii) be deemed to be a transfer on a recognized public securities exchange or the functional equivalent thereof which would have the effect of causing the Company to be treated as a "publicly traded partnership" for federal income tax purposes.

          (c) THE WRITTEN APPROVAL OF THE MANAGER MUST BE OBTAINED, THE GRANTING OR DENIAL OF WHICH SHALL BE WITHIN ITS SOLE AND ABSOLUTE DISCRETION.

          (d) The transferor and transferee must deliver a dated notice in writing signed by each, confirming that (i) the transferee accepts and agrees to comply with and be bound by all the terms of this Agreement, and (ii) the transfer was made in compliance with this Agreement and all applicable laws and regulations.

          (e) The transferor, transferee and the Company must execute all other Articles, instruments and documents and take all such additional action as the Manager may deem appropriate.

          (f) The Manager may require as a condition to any transfer that may create a future interest that an opinion of counsel acceptable to the Company be delivered to the Company confirming that the proposed transfer does not have adverse effects on the Company under the rule against perpetuities or similar provisions of law.

Transfers shall be effective and recognized upon fulfillment of the requirements of clauses (a) through (f) above and the transferee shall be admitted to the Company as an Investor Interestholder owning Investor Interestholder Interests with the same rights as appertained to the transferor. Any purported sale or transfer consummated without first complying with this Section 13.2 shall be void.

     13.3 ASSIGNMENTS BY OPERATION OF LAW. If any Investor Interestholder shall die, with or without leaving a will, or become NON COMPOS MENTIS, bankrupt or insolvent, or if a corporate, partnership or Company Investor Interestholder dissolves during the Company term or if any other involuntary transfer of an Investor Interestholder's Interests is made, the legal representatives, heirs and legatees (and spouse, if the Interests have been community property of such Investor Interestholder and his or her spouse), bankruptcy assignees, successors, assigns and corporate, partnership or Company distributees or such other involuntary transferees shall not be admitted to the Company as Investor Interestholders but shall have (subject to the other terms and provisions hereof) such rights as are provided with respect to such persons under the law; provided, however, that such legal representatives, heirs and legatees, spouse, bankruptcy assignees, successors, assigns and corporate, partnership or Company distributees or involuntary transferees may be admitted to the Company as Investor Interestholders in accordance with the provisions of Section 13.2.

     13.4 EXPENSES OF TRANSFER. In the sole discretion of the Company, the person acquiring Interests pursuant to any of the provisions of this Article 13 may be required to bear all costs and expenses necessary to effect a transfer of such Interests including, without limitation, reasonable attorney's fees incurred in preparing any required amendments to this Agreement and the Articles to reflect such transfer or acquisition and the cost of filing such amendments with the appropriate governmental officials.

     13.5 SURVIVAL OF LIABILITIES. No sale or assignment of Interests shall release the transferor from those liabilities to the Company which survive such assignment or sale as a matter of law or that are imposed under Sections 3.2 and
3.3. A transferee Participating Investor Interestholder shall be liable for Special Obligations incurred by the Company prior to transfer only to the extent of the transferee's interest in the Company.

     13.6 NO ACCOUNTING. No transfer of Interests, whether voluntary, involuntary or by operation of law, shall entitle the transferor or transferee to demand or obtain immediate valuation, accounting or payment of the transferred Interests.

                                   ARTICLE 14

                    DISSOLUTION, TERMINATION AND LIQUIDATION

     14.1 DISSOLUTION. Unless the provisions of Section 14.2 are elected, the Company shall be dissolved and its business shall be wound up upon the decision of the Manager to withdraw the offering of Interests described in the Prospectus in accordance with Section 1.6(c) or on the earliest to occur of:

          (a) December 31, 2035;

          (b) The sale of all or substantially all of the Company Property:

          (c) The death, removal, dissolution, resignation, insolvency, bankruptcy or other legal incapacity of any Manager or any other event which would legally disqualify any Manager from acting hereunder;

          (d) The decision of all Investor Interestholders or the Manager and a Majority of Investor Interestholders; or

          (e) The occurrence of any other event which, by law, would require the Company to be dissolved.

     14.2 CONTINUATION OF THE COMPANY. Upon the occurrence of any event of dissolution described in Sections 14.1 (a) through (e), inclusive, the Company shall be dissolved and wound up unless the remaining Manager and a Majority of the Investor Interestholders elect to continue the Company or, or if there is no remaining Manager, within 90 days after the occurrence of any such event, if a Majority of the Investor Interestholders shall elect, in writing, that the Company shall be continued on the terms and conditions herein contained and shall designate one or more persons willing to be substituted as Manager. In the event all the Investor Interestholders elect to continue the Company, it shall be continued with the new Manager who shall succeed to and assume all of the powers, privileges and obligations of the previous Manager hereunder except as specified in Section 12.10. In the event of a dissolution under Section 14.1(c), the former Manager shall have the rights specified in Section 12.10.

     14.3 OBLIGATIONS ON DISSOLUTION. The dissolution of the Company shall not release any of the parties hereto from their contractual obligations under this Agreement.

     14.4 LIQUIDATION PROCEDURE.

          (a) A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize the losses normally attendant to a liquidation.

          (b) Upon dissolution of the Company for any reason, the Interestholders shall continue to receive Net Cash Flow, subject to the other provisions of this Agreement and to the provisions of subsection (c) hereof, and shall share Profits and Losses for all tax and other purposes during the period of liquidation. Distributions in liquidation of the Company shall conform to the provisions of Section 8.1(b) hereof.

          (c) The Manager shall act as liquidating Manager (or, in its absence, a successor Manager shall act) and shall proceed to liquidate the Company Properties to the extent that they have not already been reduced to cash unless the Manager elects to make distributions in kind to the extent and in the manner herein provided and such cash, if any, and property in kind, shall be applied and distributed in accordance with Article 8.

     14.5 LIQUIDATING MANAGER.

          (a) If the dissolution of the Company is caused by circumstances under which no Manager shall be acting as a Manager or if the Manager as liquidating Manager is unable to or refuses to act, a Majority of the

Investor Interestholders shall appoint a liquidating Manager who shall proceed to wind up the business affairs of the Company. The liquidating Manager shall have no liability to the Company or to any Interestholder for any loss suffered by the Company which arises out of any action or inaction of the liquidating Manager if the liquidating Manager, in good faith, determined that such course of conduct was in the best interests of the Interestholder and such course of conduct did not constitute negligence or misconduct of the liquidating Manager. The liquidating Manager shall be indemnified by the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Company, provided that the same were not the result of negligence or misconduct of the liquidating Manager.

          (b) Notwithstanding the above, the liquidating Manager shall not be indemnified and no expenses shall be advanced on its behalf for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee.

          (c) In any claim for indemnification for federal or state securities law violations, the party seeking Indemnification shall place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division (if applicable), the Tennessee Securities Division (if applicable), or other applicable securities administrators if required, with respect to the issue of indemnification for securities law violations.

          (d) The Company shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is herein prohibited.

     14.6 DEATH, INSANITY, DISSOLUTION OR INSOLVENCY OF AN INVESTOR INTERESTHOLDER. The death, insanity, dissolution, winding up, insolvency, bankruptcy, receivership or other legal termination of an Investor Interestholder who is not a Manager shall have no effect on the form of the Company and the Company shall not be dissolved thereby.

     14.7 WITHDRAWAL OF OFFERING. Dissolution of the Company resulting from withdrawal of the offering of Interests is governed by Section 1.6(c) and
Section 12.4(g).

     14.8 ARTICLES OF CANCELLATION. Upon the winding up of the Company and its termination, the Manager or liquidating trustee, as the case may be, shall cause the Articles to be canceled by filing a Articles of Cancellation with the Secretary of State of Michigan in accordance with the provisions of Section 3810 of the Michigan Act.

                                   ARTICLE 15

                                  MISCELLANEOUS

     15.1 NOTICES. Notices or instruments of any kind which may be or are required to be given hereunder by any person to another shall be in writing and deposited in the United States Mail, certified or registered, postage prepaid, addressed to the respective person at the address appearing in the records of the Company. Any Investor Interestholder may change his address by giving notice in writing, stating his new address, to the Company. Any notice shall be deemed to have been given effective as of 72 hours, excluding Saturdays, Sundays and holidays, after the depositing of such notice in an official United States Mail receptacle. Notice to the Company may be addressed to its principal office.

     15.2 MEETINGS OF INTERESTHOLDERS.

          (a) MEETINGS. The Manager may call meetings of the Interestholders or the Investor Interestholders concerning any matter on which they may vote as provided by this Agreement or by law or to receive and act upon a report of the Manager on matters pertaining to the Company's business and activities. A Majority of the Investor Interestholders may also call meetings by giving notice to the Company demanding a meeting and stating the purposes therefor. After calling a meeting or within 20 days after receipt of a written request or requests meeting the requirements of the preceding sentence, the Company shall mail to all Interestholders written notice of the place and purposes of the meeting, which shall be held on a date not less than 7 days nor more than 21 days after the Company mails the notice of meeting to the Interestholders. Any Investor Interestholder may appear and vote or consent at a meeting by proxy, provided that such authority is granted by a writing signed by the Investor Interestholder and delivered to the Company at or prior to the meeting.

          (b) CONSENTS. Any consent or approval required by this Agreement or any vote or action by the Interestholders or the Investor Interestholders may be effected without a meeting by a consent or consents in writing signed by the persons entitled to give such consent or approval, to vote or to take action. The Manager may solicit consents or a Majority of the Investor Interestholders may demand a solicitation of consents by giving notice to the Manager stating the purpose of the consent and including a form of consent. The Manager shall effect a solicitation of consents by giving the Interestholders or the Investor Interestholders, as the case may be, a notice of solicitation stating the purpose of the consent, a form of consent and the date on which the consents are to be tabulated, which shall be not less than 7 days nor more than 21 days after the Company transmits the notice of solicitation for consents. If a Majority of the Investor Interestholders demand a solicitation, the Company shall transmit the notice of solicitation not later than 20 days after receipt of the demand.

          (c) GENERAL. To the extent not inconsistent with this Agreement, Michigan law governing Interestholders' meetings, proxies and consents for corporations shall apply as to the procedure, validity and use of meetings, proxies and consents. Any Interestholder may waive notice of or attendance at any meeting or notice of the solicitation of any consent, whether before or after any action is taken. The date on which the Company transmits the notice of meeting or notice soliciting consents shall be the record date for determining the right to vote or consent. A list of the names, addresses and Interestholdings of all Interestholders shall be maintained as part of the Company's books and records.

     15.3 LOAN TO COMPANY BY INTERESTHOLDER. If any Investor Interestholder shall, in addition to his Capital Contribution to the Company, lend any monies to the Company, the amount of any such loan shall not increase his Capital Account nor shall it entitle him to any increase in his Interest of the distributions of the Company, but the amount of any such loan shall be an obligation on the part of the Company to such Interestholder and shall be repaid to him on the terms and at the interest rate negotiated at the time of the loan, and the loan shall be evidenced by a promissory note executed by the Company, except that no Investor Interestholder shall be personally obligated to repay the loan, such loan shall not be a Special Obligation, and such loan shall be repayable and collectible only out of the assets of the Company.

     15.4 MICHIGAN LAWS GOVERN. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan, and venue for any litigation between or against any of the parties hereto may be maintained in Ingham County, Michigan; however, residents of Massachusetts may, at their option, choose to maintain any such litigation in the Commonwealth of Massachusetts.

     15.5 POWER OF ATTORNEY. Each Investor Interestholder irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact and agent to effectuate and to act in his name, place and stead, in effectuating the purposes of the Company including the execution, verification, acknowledgment, delivery, filing and recording of this Agreement as well as all authorized amendments thereto and hereto, all assumed name and doing business Articles, documents, bills of sale, assignments and other instruments of conveyances, leases, contracts, loan documents and counterparts thereof, and all other documents which may be required to effect a continuation of the Company and which the Manager deems necessary or reasonably appropriate, including documents required to be executed in order to correct typographical errors in documents previously executed by or on behalf of such Investor Interestholder and all conveyances and other instruments or other Articles necessary or appropriate to effect an authorized dissolution, liquidation and termination of the Company. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive and not be affected by the subsequent death, incompetency, incapacity or legal disability of an Investor Interestholder.

     15.6 DISCLAIMER. In forming this Company, all Investor Interestholders recognize that the oil and gas business is highly speculative and that the Company makes no guaranty or representation to any Investor Interestholder as to the probability of gain or loss from the conduct of Company business.

    15.7 MANAGER RESIGNATION AND REPLACEMENT. The Manager may increase or decrease the number of managers so long as there is at least one manager. A manager other than the Manager may resign by delivering a written resignation to the Manager not less than 60 days prior to the effective date of the resignation. The Manager may remove a Manager at any time, provided that if there is no incumbent, at least one new Manager is concurrently appointed. In the event of the absence, death, resignation, removal, dissolution, insolvency, bankruptcy or legal incapacity of a Manager other than the Manager or if an additional Manager is to be appointed, the Manager shall appoint the Manager in writing and shall subsequently give notice to the Investor Interestholders, although such notice is not necessary to the validity of the appointment. A Manager so appointed shall qualify by filing his written acceptance at the Company's principal place of business. If there are multiple managers, each is vested with an undivided interest in the Company estate and may possess and exercise all powers vested in such estate as directed by the Manager.

     15.8 AMENDMENT AND CONSTRUCTION OF AGREEMENT.

          (a) Amendments to this Agreement may be proposed by either the Manager or a Majority of the Investor Interestholders (as determined by their Capital Contributions), in each case by calling a meeting of Investor Interestholders or requesting consents under Section 15.2 and specifying the text of the amendment and the reasons therefor. Such proposed amendments shall be implemented only if approved by (i) the Manager and a Majority of the Investor Interestholders, or
(ii) the holders of a Majority of the Investor Interestholder Interests. No amendment under this Section 15.8(b) that increases any Interestholder's liability, changes the capital contributions required of him or his rights and interest in the profits, losses, deductions, credits, revenues or distributions of the Company in more than a DE MINIMIS manner, his rights on dissolution, or his voting or management rights set forth in this Agreement shall become effective as to that Interestholder without his written approval thereof.

          (b) The Manager shall have the power to construe this Agreement and to act and cause the Company to act upon any such construction. Its construction of the same and any action taken pursuant thereto by the Company, the Manager or a Managing Person in good faith shall be final and conclusive.

     15.9 BONDS AND ACCOUNTING. The Manager and the Managing Persons shall not be required to give bond or otherwise post security for the performance of their duties and the Company waives all provisions of law requiring or permitting the same. No person shall be entitled at any time to require the Manager, the Company or any Interestholder to submit to a judicial or other accounting or otherwise elect any judicial, administrative or executive supervisory proceeding applicable to non-business Companies.

     15.10 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Interestholders (and their spouses if the Interests of such Interestholders shall be community property) as well as their respective heirs, legal representatives, successors and assigns. This Agreement constitutes the entire agreement among the Company, the Manager, the and the Interestholders with respect to the formation and operation of the Company, other than the Subscription Agreement entered into between the Company and each Investor Interestholder.

     15.11 HEADINGS. Headings of Articles and Sections used herein are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     15.12 TAX MATTERS PARTNER. The Manager or its designee shall be designated the tax matters partner of the Company pursuant to Code Section 6221.

     15.13 TITLE TO COMPANY PROPERTY. Title to all of the Company's property shall be vested in the Company until this Agreement terminates pursuant to
Article 14 hereof, provided, that is the laws of any jurisdiction require that title to any part of such property be vested in a trustee of the Company, then title to that part of the Company's property shall be vested in the Manager.

     IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first above written.


                         WOLVERINE ENERGY, L.L.C.,
                         MANAGER


                         By:                //George H. Arbaugh, Jr.//
                             ---------------------------------------------------
                         George H. Arbaugh, Jr., President


                         WOLVERINE ENERGY, L.L.C.
                         AS ATTORNEY-IN-FACT FOR THE INVESTOR INTERESTHOLDERS


                         By:                //George H. Arbaugh, Jr.//
                            ----------------------------------------------------
                         George H. Arbaugh, Jr., President

                                                                       EXHIBIT A

     WOLVERINE ENERGY 1998-1999 (A) DEVELOPMENT CO, L.L.C. INVESTOR SUMMARY

                  UNITS   INVESTORS
                   5.25   Rosanna C. Bias
                  10.50   Alma M. Moore Trust
                   5.25   Margaret J. Grasston
                  10.50   John L. or Jeannette D. Gordon
                   5.25   Donald G. & June F. Holmes
                   5.25   Zimmerman Living Trust
                   5.25   Peter C. Einselen
                  16.01   Barry Quattromani
                  61.50   David J. Harris
                  10.50   Ila W. Nestor
                  10.50   Paul F. Keeler
                  10.50   Marsh & Helyn Howard
                  11.49   Doris Ludvigsen
                   5.25   Joanne Vogelsong
                   5.25   James J. Bodine
                   5.25   Edwand & Gloria Waskiweicz Trust
                  30.75   Lowell D. Molloy
                  31.50   Richard & Elizabeth Nadolny
                  15.75   Richard Wells
                  15.75   Red Wells, Inc.
                  10.50   Anthony & Margaret Kasavage
                  52.50   Marion L. White Trust
                   5.25   David & Ana Meyers
                  31.50   Terry & Donna Rock
                   5.00   Jeanmarie Kapp
                  10.00   Lawrence & Sandra Langer
                  10.00   Sylvester & Diana Mason
                  10.00   John & Robert  Cheppo
                   5.00   Trina L. Buettner
                   5.00   Paul Jones
                  10.00   James & Emily Wilkerson
                  10.00   Arden & Gloria Zentic Trust
                  12.00   Marjorie Thomas
                   9.00   James Kulwicki
                  15.00   Dorothy J. Walkowski
                  10.00   Robert A. Latham
                   6.00   Joseph A. Schaerfl
                   5.00   Dr. William M. Mewborn, Jr.
                  90.00   John N. Foster, Sr.
                   2.50   Paul A. Lay
                  15.00   Carlton L. Dietsch
                   5.00   Raymond J. Zelinsky
                   5.00   Paul Jurkovic
                  50.00   Larry A. Dennison
                  13.00   Ronald & Patricia Phelps
                  15.00   Roger & Arlene Memmer
                  10.00   Frank Ruzich
                  10.00   Regis F. Wolanin
                  20.00   John & Lynn Wilson
                  10.00   Charles R. Schumacher
                   5.00   John R. McPHERSON

                  -5.00   Refund (John McPHERSON)
                   5.00   J. Kevin Fernen
                   5.00   Michael P. Ellis
                   5.00   Esther M. McPHERSON
                  -5.00   Refund (Esther McPHERSON)
                   5.00   Sesinando R. Torres
                   5.00   Robert S. Lingo
                   5.00   Lisa Luczek
                   5.00   Diane M. Price
                   5.00   Butala Family Trust
                  10.00   David W. Forbes
                  15.00   Edward F. Watson, Jr.
                  30.00   Dean C. Pitcairn
                  40.00   Carl I. Rogers
                   5.00   Dallas E. Layman
                  30.00   Gerald F. Schafer
                  10.00   John J. Cheppo              reinvest
                  24.00   Kathleen E. McGUIRE
                  52.50   Paul & Marion White      reinvest
                   2.00   Barry Quattromani         reinvest
                  14.00   Mark or Tina Stewart
                   6.00   Bruce A. Wilde
                   7.00   Eylene S. Thompson
                   5.00   Joan B. Coleson
                   5.00   Kenneth P. Nestlehutt
                   7.00   Harold C. Mims
                   5.00   Robert E. Smith
                  15.00   Alan E. Frost
                   5.00   Daniel Griffin
                   5.00   Richard Dickinson
                  15.00   Albert S. Szychowski, Living Trust
                   5.00   James Gifford
                   8.00   Kathryn P. Gustafson
                   5.00   Douglas & Carol Laumann, TTEE
                   5.00   Doris Meidt, TTEE
                   5.00   Garry Lovelace
                  10.00   Richard Ippolito
                  20.00   Donald & Betty Morris
                   5.00   Dana Fauth
                  10.00   Zimmerman Living Trust - reinvest
                  10.00   Thomas L. Cook Family Living Trust
                  11.00   Maurice E. Davis
                   5.00   Jack Armstrong, TTEE
                  15.00   Robert J. Nolan
                  10.00   John J. Cheppo           reinvest
                   5.00   Douglas B. Rigg
                   5.00   Donald W. Knutson
                   5.00   Edward F. Watson, Jr.   reinvest
                 5.0550   Lee Gholson
                   5.00   John P. Lopardo Living Trust
                  35.00   Clara Nadine Reece
                  34.00   Donna & James Ackley
                   5.00   Jane M. Chavez, TTEE
                  10.99   Doris Ludvigsen            reinvest
                   5.00   Martin & Susan Buck
                  31.50   Marylin L. Henegar
                  10.00   T. Allen & Jeanette James

                  10.00   Carol Hardy
                  30.00   Cannon Family Trust (Winton)
                   8.00   William & Jean Gordon TTEE
                  10.00   Charles M. Ferguson, TTEE
                   5.49   Doris Ludvigsen            reinvest
                   5.00   Gregory Lingenfelter, TTEE
                   5.00   Brian Martin
                  10.99   Ashley Arbaugh
                  50.00   John N. Foster, Sr.   reinvest
                  20.00   Joyce B. Sachse
                  15.00   Vivekananda Wall
                  10.00   Herbert I. Ott, Trustee
                  30.00   Loree Dempsey
                   5.00   Bernard Slakoff
                   5.00   Charles Watt
                  20.00   Peter Grylls
                   2.00   William & Jean Gordon TTEE  rein.
                   5.00   Charles A. Russell, TTEE
                   5.00   Julian Family Trust
                  15.00   Evans Family Trust
                   5.00   Karen L. Dziegeleski
                   5.00   Clifford A. Simpson
                 126.59   Al Thomas
                 100.00   George R. Murray
                   5.00   Brent Yeates
                   5.00   Paulette Scherr
                  15.00   Dale K. Rider
                  15.00   Robert H. Ford
                  10.00   Arden & Gloria Zentic Trust  reinvest
                 16.484   Howard M. Kaplan
                  15.00   William Muscatello
                   5.00   John Kolc
                   5.00   Donald E. Bowles
                   5.00   Gayla J. Stubblefield
                 100.00   Robert E. Bryan
                  6.285   Todd Levault
                   8.00   George Doerr, Jr.
                  30.00   North Lake Capital, LLC
                   5.00   William Muscatello, II
                  15.00   Barbara Kosciuch
                  15.00   Irma L. Radcliff
                  10.00   Robert Iseli
                   5.00   Freeman Coney
                  10.00   Shirley Ribble
                  15.00   James & Emily Wilkerson - reinvest
                  25.00   Julie A. Hartigan
                   5.00   Gregory Lingenfelter,TTEE reinvest
                   5.00   Lori & Steven Allison
                 400.00   Shirley Balk, TTEE
                   5.00   A.M. Pezzano
                   7.50   Renate Lawrence
                   7.50   Dieter Kirchheim
                   5.00   Gary Gordon
                 17.647   Dr. J's Oil Production Corp.
                  10.00   John Campbell
                  30.00   Robert Half of Louisiana(McCall)
                  10.00   John Henthorn

                   5.00   Donald Maxwell
                  30.00   Shawn R. Kirk
                  30.00   John Damen Kirk
                  30.00   John B. Rice
                  15.00   Thomas & Deanna O'Hare
                  10.00   Herbert I. Ott, Trustee     reinvest



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